As filed with the Securities and Exchange Commission on February 15, 2019

Registration No. 333-215446

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM S-1/A

Amendment No. 5

______________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENTRANET, INC.

(Exact name of registrant as specified in its charter)

Florida	5046	32-0442200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Entranet, Inc.

The Office

110 East Broward Blvd

Suite 1700

Fort Lauderdale, Florida 33301

Telephone No.: (561) 287-9101

Fax No.: (561) 287-9101

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

______________________________

Registered Agents, Inc.

3030 N. Rocky Point Dr. Suite 150A

Tampa, Florida 33607

Telephone No.: (850) 807-4500

Email: support@LLCagent.com

(Name, address and telephone number of agent for service)

______________________________

All Communications to:

William Eilers, Esq.

Eilers Law Group, P.A., P.A.

1000 Fifth Street

Suite 200 – P2

Miami Beach, FL 33139

Telephone No.: (786)273 - 9152

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to	maximum	maximum
	be	offering	aggregate	Amount of
	registered	price per	offering	registration
Title of each class of securities to be registered	(1)	unit (2)	price	fee (3)

Common Stock, par value $0.0001 per share (4)	1,471,472	$0.60	$882,883	$102.33

(1)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933.
(2)	Until such time as our common shares are quoted on the OTC Markets, the selling shareholders will sell their shares at the price of up to $0.60 per share.
(3)	Calculated under Section 6(b) of the Securities Act of 1933 as 0.0001159 of the aggregate offering price.
(4)	Represents shares of the registrant's common stock being registered for resale that have been issued to the selling shareholders named in this registration statement. In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED __, 2019

Entranet, Inc.

1,471,472 Shares of Common Stock

Selling shareholders are offering up to 1,471,472 shares of common stock.  The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTCQB and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Markets. There is no guarantee that our securities will ever trade on the OTC Markets or on any listed exchange.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the Registration Statement becomes effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______, 2018.

-i-

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

-ii-

PROSPECTUS SUMMARY INFORMATION

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Entranet, Inc. (“us”, “we”, “our”, or "the Company") is an emerging growth company, incorporated in the State of Florida on May 8, 2014 to be the exclusive distributor in the United States and Europe of Entranet, Ltd's "talk2lift" and "housemate." Our principal executive office is located at 110 East Broward Blvd, Suite 1700 Fort Lauderdale, Florida 33301. Our telephone number is (561) 287-9101 and our fax number is (561) 287-9101. Our website is located at www.entranetinc.com and is not part of this prospectus.

Our auditor has issued a “going concern” opinion about our company’s financial statements as of December 31, 2017, meaning that we face uncertainties that our business will not succeed or be viable. Additionally, we will need additional capital or additional financing in the future, and if such financing is not available to us on acceptable terms our business may suffer or fail as a result. From January 1, 2017 to December 31, 2017, we had generated no revenues and incurred expenses in legal, business, and consulting costs and fees. Our accumulated deficit was $801,211 at December 31, 2017.

Business

Entranet, Inc., through its brand name EntranetTM, is the distributor of Entranet brand products in the United States and Europe pursuant to the terms of an exclusive distribution agreement with a related party Entranet, Limited, a Greek company that researches, develops, and manufactures innovative embedded systems for integrated speech recognition technology for residential and commercial use.

Entranet is presenting to the market the housemate smart home package. The easiest smart home system ever. The easiest to install, to use, to expand, to configure & update (www.housemate.online).

The design is based on the interaction simplicity in everyday use of technology. Entranet is an innovation leader developing speech recognition/voice synthesis consumer applications for the interaction between people and smart devices. Entranet’s mission is to create and promote innovative technological solutions that make life simpler and easier for everyone.

Entranet started a few years ago presenting as a proof of concept, talk2lift, the first and only speech recognition device designed for an elevator worldwide (www.talk2lift.com). Talk2lift, allows an elevator user to find and select the location of their destination using a voice command.

Under the distribution agreement, Entranet, Inc. is the exclusive distributor of the Entranet, Limited brands and authorized to sell talk2lift, housemate, and any additional new products and updates of current products throughout the United States and Europe.

Our products are manufactured in the country of Greece and will be delivered by Entranet, Limited in Greece to our customers in the U.S. and Europe.

We intend to target sales of our products to consumers and companies seeking: (i) aftermarket customized add on elevator technology with innovative voice command features; (ii) elderly or handicapped customers that wish to help or aid their life through using voice activated speech technology and hardware assistance; and (iii) consumers wishing to enhance their smart home system. We intend to sell our products through various channels such as contractors, installers, wholesalers, lift manufacturers, retail chains, and online via our retail website.

To date, we have not generated revenues from the sale of our products. However, we are actively engaged in efforts to sell and market our product.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) founding the Company; (ii) developing our business plan; (iii) communicating and presenting the Company and its products to potential clients in the U.S. and Europe; (iv) reaching and signing an agreement with Entranet, Limited to be the exclusive distributor of Entranet products and services in the U.S. and Europe; (vii) creating and developing the branding campaign for the talk2lift and housemate products by creating the websites for the each respective product; (viii) making presentations and demonstrating our talk2lift product and housemate prototype to potential clients; (xi) working to find general liability insurance carrier to protect us in case of customer or other claims and developing respective corporate policies.

Since our inception on May 8, 2014, we have engaged in the following notable operational activities:

On May 8, 2014, Eleftherios Papageorgiou registered the domain name entranetinc.com with an internet domain registrar and web hosting company and recorded them as an indefinite-lived intangible asset on Entranet, Inc.'s behalf.  See Exhibit 10.3.

On May 15, 2014, we held our first presentation as Entranet, Inc. with the assistance of the London Chamber of Commerce to corporate executives, installers, and industry consultants including notable participants Shorts Lifts and Kleemann UK at the Grand Royal Hyde Park Hotel in London, U.K.

On May 24 and 25, 2014, we participated in an elevator exhibition in Izmir, Turkey and presented talk2lift to elevator companies, panel button manufacturers, and installers.

On June 1, 2014, we entered into an agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in the United States for a period of ten (10) years.

On June 4, 2014, we participated at Wider 2014 in Civitanova, Italy; an international convention on products for the assisted living market where we presented our products and the benefits of using our speech recognition technology.

On June 30, 2014 we entered into an addendum agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in Europe for a period of ten (10) years from the date of June 30, 2014.

On July 8 - 10, 2014, we participated at Elevcon 2014 in Paris, France, the 20th International Congress on Vertical Transportation Technologies. During this conference we met with members of the French National Confederation for the visually impaired on policy and on the advantages of talk2lift and housemate.

On July 10, 2014, we created Entranet, Limited in the United Kingdom as a wholly owned subsidiary of Entranet, Inc. for the purpose of implementing the Company’s sales plan in Europe. No other activity has occurred with this English (United Kingdom) entity beyond formation.

On September 15, 2014, we held a meeting with the governing body of the Greek National Organization for the Blind on EU policy and our technologies to inform the above on the benefits of using talk2lift in an elevator.

From September 29, 2014 to October 7, 2014, we visited the United States and conducted the following meetings with: (i) the President and CEO of American Network Solutions; (ii) the Director/Service Operations of OTIS USA; (iii) the owner of Elevator Motors Company; (iv) the owners of Andrea Electronics; (v) the President of American Capital Ventures and Windmill Communications; and (vi) presented our products to the Hellenic American Bankers Association ("HABA").

From November 16 - 22, 2014, we visited New York and held the following meetings with: (i) the Executive Director of The Hellenic Initiative, a non-profit organization for the advancement of entrepreneurship; (ii) the Senior Vice President of the Red Apple Group; (iii) the Greek Archdioceses of North and South America; (iv) executives at the Huffington Post on marketing, sales promotion and communication matters; (v) investment banks; (vi) a Managing Director at Silicon Valley Bank on working capital lines; (vii) a Senior Managing Director at the Blackstone Group on business development; and (viii) the Managing Director of Skaled.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc.

On January 5, 2015, we entered into a lease agreement with Regus, plc commencing on January 5, 2015 through April 30, 2015, for virtual office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month. On January 4, 2017 we renewed our lease agreement with Regus, plc for twelve (12) months at a cost of $113 per month.

On March 23, 2015, we visited the headquarters of Honeywell Europe in Sophia Antipolis, France to discuss a potential commercial agreement for our upcoming housemate product.

On April 9, 2015, we were part of the private Iris Holland Exhibition. We are currently negotiating with Iris Holland to become the official distributor for talk2lift in Benelux area (Belgium, the Netherlands, and Luxembourg).

On April 28, 2015, we held a meeting with Shorts Lifts at their Bradford, UK headquarter. During the meeting we came to an agreement to permit Shorts Lifts to become the official distributor of talk2lift in the United Kingdom and Ireland. The distribution agreement was signed on May 28, 2015 (see Exhibit 10.8)

 On May 21, 2015, we attended the European Union "Wider Project: The Smart Home for The Elderly" conference in Brussels. While at the conference, we held discussions for commercial partnerships with other attendees and businesses.

On May 28, 2015, we signed a distribution agreement with Short Lifts of the United Kingdom to make Short Lifts the official distributor of talk2lift in the United Kingdom and Ireland. (see Exhibit 10.8)

On June 9, 2015, we proudly presented our flagship product, talk2lift, at Elevator Week Russia in Moscow.

On June 23, 2015, we conducted the first presentation of housemate at the Smart Home World Summit in London, UK.

On June 30, 2015, we presented via email our new innovation of our flagship product, talk2lift. Talk2lift integrated now allows the purchaser to seamlessly integrate our system with their existing elevator panel for a more aesthetically pleasing and consistent look.

On October 13, 2015 we presented the second version of talk2lift – the talk2lift avatar – at Interlift, the biggest elevator exhibition in the world

On November 11, 2015, we visited the Telekom Italia offices and delivered a housemate demo for testing. TI is going to present a smart home system to their subscribers and housemate seems to be the best interaction gateway there is

On January 13, 2016, we signed our distribution agreement for the US market, for talk2lift with Innovation Industries, Inc.

On February 2, 2016, we signed a distribution agreement for the Turkish market with Kronos Holding

On May 11, 2016, Entranet presented the talk2lift avatar under the paper ‘’Responding to Ageing Challenges: Lift Smart Technologies for elders’’, at the most exclusive convention for elevators worldwide.

On August 31, 2016, we visited the headquarters of Expert International, an electrical chain with presence in 12 countries, and received a Letter of Intent for the housemate package.

On September 3-7, 2016, we held our first product presentations in the UAE. Companies and authorities showed great interest in both talk2lift and housemate.

On October 10, 2016, we presented talk2lift and housemate at the Chamber of Instanbul in Turkey – the Tumsiad.

On February 22, 2017, we presented talk2lift and housemate to a group of builders and installers in Austin Texas. The event was organized by the International Accelerator.

On March 2, 2017, we presented housemate to OTE, a telecommunication provider (subsidiary of Deutsche Telecom).

On March 3, 2017, Entranet’s CEO participated at the All CEO basketball game in Athens for charity purposes, as part of our Corporate Responsibility strategy.

On March 23, 2017, we presented housemate at the Deutsche Telecom executives in Athens, Greece.

On March 30, 2017, we presented housemate at the CEO of Wind, a multinational telecommunication provider.

On April 6, 2017 we presented Entranet at an MIT event held by the MIT Enterprise Forum of Greece, at the Microsoft premises in Athens.

On May 16, 2017, we presented housemate at Qivicon (a subsidiary of Deutsche Telecom) at Darmstadt, Germany.

On June 8, 2017, we were invited to participate at the RIOT event (huge innovation event) in Berlin, Germany in order to present housemate and our technology.

On July 2-4, 2017, we presented housemate to engineers and construction companies in Cyprus.

On July 20, 2017, we presented housemate to the CEO and Head of Global Market Expansion of Geyer, a multinational smart home provider based in Switzerland.

On September 12, 2017, we presented housemate to the ZTE executives (ZTE is one of the biggest manufacturers of electronics worldwide).

On November 28, 2017, we presented housemate and the e-health perspective of the technology to executives of the Iatriko SA chain of hospitals in Greece.

On March 3, 2018, we presented housemate to Vodafone (multinational telecom provider) executives in Greece.

On April 11-20, 2018, we visited 3 exhibition in Hong Kong (Mobile Electronics, Consumer Electronics and HKTDC fairs) and visited a few factories in Shenzhen, China during the same days.

From our inception on May 8, 2014 until September 30, 2018, we have had no operating activities in the U.S. and Europe. Since January 1, 2017 through December 31, 2017, we have had no revenue in the U.S. and Europe. From January 1, 27 to December 31, 2017, we have a net loss of $49,401 for legal, business, and consulting costs and fees.

From May 8, 2014 (inception) until September 30, 2018 we received an aggregate of $212,280  from the sale of our common stock. We used the proceeds of the offering for working capital.

As of September 30, 2018 we had $2,784 cash on hand for our operational needs. We plan to spend approximately $174,000 to implement milestones within the development of the business plan as described under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION” on page 62 of this prospectus. After these expenditures, we will have no cash on hand. Currently, our operating expenses are approximately $5,000 per month or $60,000 annually. We will require $10,000 per month or $120,000 over the next twelve (12) months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses and to comply with the costs of being an SEC reporting company. If we fail to generate sufficient revenues to meet our post–registration monthly operating costs of $10,000, we will not have available cash for our operating needs after approximately less than one month.

Our officers and directors devote limited time to our business, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability. Mr. Eleftherios Papageorgiou, our chief executive officer and director dedicates approximately two hundred (200) hours per month, Mr. Nikolaos Stratigakis, our vice president and director dedicates approximately hundred fifty (150) hours per month, Mr. Alexandros Psychogios, our director dedicates approximately fifty (50) hours per month, and Mr. Eleftherios Kontos, our director dedicates approximately fifty (50) hours per month.to our business.

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2015. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern.

Our corporate website is http://www.entranetinc.com. Nothing on our website is a part of this prospectus.

The terms "Our Company" "we," "us" and "our" as used in this prospectus refer to Entranet, Inc.

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks including:

▪	Although we have engaged in operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

▪	Our officers and directors have conflicts of interests that may conflict with our own interests.

▪	We have generated no revenue from operations since 2016, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

▪	There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

▪	We have not generated revenue from the sale of our products in the U.S. and our future revenues are dependent upon our agreement with Entranet Limited.

▪	We are dependent upon Entranet Limited to supply all of the products we sell and any increase in the component prices it pays could increase our products costs and negatively affect our operations.

▪	We are dependent upon Entranet Limited to fulfill the orders for the products we sell.

▪	Because our officers and directors are in Greece, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

▪	You may have difficulty in enforcing any judgment against our officers and directors, as they are residents of Greece and not of the U.S., and are located outside the U.S.

▪	Our management has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

▪	We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

Numerous additional risks are discussed in the section titled “Risk Factors,” beginning on page 8.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

a)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

c)	the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000 in non-convertible debt; or

d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this prospectus, we had 29,346,472 shares of common stock outstanding.

Selling shareholders are offering up to 1,471,472 shares of common stock. The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices.

We will pay all expenses of registering the securities, estimated at approximately $102.33. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

The STET information below are derived from our audited financial statements as of and for the year ended December 31, 2017 and our unaudited financial statements as of September 30, 2018September 30, 2018 and the nine months then ended. Our working capital deficit as of September 30, 2018September 30, 2018 was $590,726.

	Nine Months
	Ended September	December 31,
	30, 2018	2017
	(unaudited)
Balance Sheet Information
Cash	$2,784	$890

Total Assets	$2,784	$890

Total Liabilities	$593,510	$591,198

Total Stockholders’ Deficit	($590,726)	($590,308)

	Nine Months Ended September 30, 2018	Year Ended December 31,
		2017
	(unaudited)
Statement of Operations Information
Revenue	$—	$—

Total Operating Expenses	$45,328	$

Net Loss	($45,418)	($49,401)

Net Loss per Common Share	$0.00	$0.00

THE OFFERING

Shares of common stock offered by selling shareholders:	1,471,472

Previous offering of our common shares:	Through March 31, 2017, we sold 1,471,472 common shares for an aggregate cash consideration of $155,257.

Shares of common stock outstanding before the offering:	29,346,472

Shares of common stock outstanding after the offering:	29,346,472

Terms of the offering:	The selling shareholders will determine when and how they will sell the securities offered in this prospectus.

Trading Market:	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds:	We will not receive proceeds from the resale of shares by the selling shareholders.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" below.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment. In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.

Risks Related to Our Financial Condition

Although we have engaged in operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offering, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

We have generated minimal revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of September 30, 2018 we had generated minimal revenues. Since that time, we have not generated any additional revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during the remainder of 2016. Our auditor has indicated in their report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our stockholders.

There is uncertainty regarding our ability to grow our business to a greater extent than we can with our existing financial resources, also described above, without additional financing. We have no agreements, commitments or understandings to secure additional financing at this time. Our long-term future growth and success is dependent upon our ability to commence selling our products and services, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to commence selling our products and services, generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to grow our business to a greater extent than we can with our existing financial resources, also described above.

Expenses required to operate as a public company will reduce funds available to implement our business plan and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the cost of SEC reporting will be approximately $60,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Markets, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Markets. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

Risks Related to Our Business and Industry

We have not generated revenue from the sale of our products in the U.S. and our future revenues are dependent upon our agreement with Entranet Limited.

We have no revenues from the sale of our products in the U.S. to date. Our sole source of revenues is from our agreement with Entranet Limited which allows us to distribute their products in the U.S. and Europe. There is no assurance that we will generate revenues from the sale of our products in the future. Should we fail to generate revenues from the sale of our products, our financial condition will be negatively impacted and you will likely lose your entire investment.

We are dependent upon Entranet Limited to supply all of the products we sell and any increase in the component prices it pays could increase our products costs and negatively affect our operations.

All of our products are supplied by Entranet Limited. Entranet Limited contracts with its suppliers on a non-exclusive basis, our operations may be interrupted or otherwise adversely affected by delays in the supply of parts or components to Entranet Limited. Even if parts and components are available from alternative sources, Entranet Limited may face increased costs and delays in connection with the replacement of an existing supplier with one or more alternative suppliers which could cause delays and increase the cost of our products. We have no timeline and no clearly established plan for U.S.-based manufacturing. These factors could have a material adverse effect on our business, prospects, and results of operations or financial condition.

We are dependent upon Entranet Limited to fulfill the orders for the products we sell.

Because Entranet Limited fulfills the orders from our customers, we have limited control over how and when orders are fulfilled. We also have limited control over the products that Entranet Limited keeps in stock. Entranet Limited may not accurately forecast the products that will be in high demand or they may allocate popular products to other resellers, resulting in the unavailability of certain products for delivery to our customers. Any inability to offer a broad array of products at competitive prices and any failure to deliver those products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers.

We will rely on third-party delivery services to deliver our products to our customers on a timely and consistent basis, and any deterioration in our relationship with any one of these third parties or increases in the fees that they charge could harm our reputation and adversely affect our business and financial condition.

We will rely on third parties for the shipment and delivery of our products and we cannot be sure that we will have relationships with these third parties on terms that are favorable to us, or at all. Shipping costs may increase over time, which could harm our business, prospects, financial condition and results of operations by increasing our costs of doing business and resulting in reduced gross margins. In addition, if our relationships with these third parties are terminated or impaired, or if these third parties are unable to deliver products for us, whether due to labor shortage, slow down or stoppage, deteriorating financial or business condition, responses to terrorist attacks or for any other reason, we would be required to locate alternative carriers for the shipment of products to our customers. Changing carriers could have a negative effect on our business and operating results due to package tracking and delays in order processing and product delivery. We could be unable to engage alternative carriers on a timely basis, upon terms favorable to us, or at all.

Purchasers of our products may not choose to shop online, which would prevent us from generating revenues.

The online market for our products is less developed than the online market for many other business and consumer products, and currently represents only a small part of the industry. Our success will depend in part on our ability to attract new customers and to convert customers who have historically purchased similar products through traditional retail and wholesale operations. Furthermore, we may have to incur significantly higher and more sustained advertising and marketing expenditures or may need to price our products more competitively than we currently anticipate in order to attract additional online consumers and convert them into purchasing customers. Specific factors that could prevent prospective customers from purchasing from us include:

▪	concerns about buying products without face-to-face interaction with sales personnel;
▪	the inability to physically handle, examine, and compare products;
▪	delivery time associated with Internet orders;
▪	concerns about the security of online transactions and the privacy of personal information;
▪	delayed shipments or shipments of incorrect or damaged products;
▪	increased shipping costs; and

▪	the inconvenience associated with returning or exchanging items purchased online.

If the online market for our products and technology does not gain widespread acceptance, our business and financial results will likely fail.

If we fail to offer a broad selection of products and new and improved versions at competitive prices to meet our customers’ demands, we may not be profitable.

In order to successful market and distribute our products, we must successfully offer, on a continuous basis, a broad selection of innovative technology that meet the needs of our customers. Our products are used by consumers for a variety of purposes, including performance, improved aesthetics, and functionality of their everyday lives. In addition, to be successful, our product offerings must be broad, competitively priced, well-made, innovative, and attractive to a wide range of consumers. We cannot predict with certainty that we will be successful in offering products that meet all of these requirements. Should our target market not be as responsive to our products we will be unable to generate sufficient revenues to become profitable.

While many new products are regularly introduced into the technology market place, only a relatively small number of technology companies account for a significant portion of net revenue in our industry. Our products may not be desired for purchase by consumers, or competitors such as elevator, cellular phone application developers, and cane manufacturers may create and develop products that imitate or compete with our products, and take our targeted revenue stream away from us or reduce our ability generate revenue. Traditional product manufacturers, who are our competitors, may take a larger share of our target market than we anticipate which could prevent us from generating meaningful revenue or cause our revenue streams to fall below our expectations. If our competitors develop more successful products or offer competitive products at lower price, we may never generate meaningful revenues and you could lose your entire investment.

We may not be able to compete effectively against other companies selling similar products.

We compete with both online and offline retailers who may offer similar hardware and software technology products.

Our competitors for talk2lift can include the following:

National and international elevator manufacturers such as Dover, Express Lift, Fujitec, Haughton, Hyundai, Kleeman, Kone,

Mitsubishi, O&K, Otis, Schindler, Sigma, ThysenKrupp, etc.; and competitive companies that offer upgrades from these traditional manufacturers include: Mitsubishi Electric

Our competitors for housemate include the following:

National and international voice assisted home programming hardware including but not limited to VoicePod by HouseLogix, Ivee by Jonathon Nostrant (Interactive Voice Inc.), Enertex® SynOhr® MultiSense by Enertex Bayern, Homey by Athom, and Ubi by UCIC.

Our competitors for the housemate package include the following:

There is no pre-paired smart home package using speech recognition at the moment. Potential competitors could be companies that use the Amazon Echo or the Google Home product used with their existing product portfolio, like Siemens, ABB, Honeywell etc.

Our future competitors for MyCane include the following:

National and international voice assisted visually impaired hardware and software including, but not limited to, UltraCane by Sound Foresight Technology Limited, K Sonar by Zabonne, iSONIC by PRIMPO, Blindspot by Selene Chew, Eye Stick by Kim Tae-Jin, ioCane by Ben Leduc-Mills, ViiO Travel Aid by Yonathan Halim, EyeCane by a team of researchers from The Hebrew University of Jerusalem, RAY phone by Project RAY, Ltd., GeorgiePhone, by Screenreader.net and the Communication for Blind and Disabled People charity, TapTapSee by Image Searcher, Inc., Samsung Assistive tools working with Galaxy Core Advance phones by Samsung includes Ultrasonic Cover, b) Optical Scan Stand and, c) Smart Voice Labels, OrCam by OrCam, Smart Glasses by Stephen Hicks, Fujitsu’s prototype GPS cane hands-on.

We believe the principal competitive factors in our market are helping customers easily find the technology that will showcases how our products can benefit them and their lifestyle, availability, price, knowledgeable customer service and order fulfillment, and delivery. Most of our competitors will be larger, have stronger brand recognition or may have access to greater financial, technical, and marketing resources or have been operating longer than we have. This could cause national and international information technology manufacturers to produce their own version of the products we sell and could negative affect our financial operations as well as the success of the Company.

If we are unable to manage the challenges associated with our operations in the United States, our results of operations will suffer.

Entranet Limited will provide products and services to Entranet, Inc. in the United States. Entranet Limited operations include only manufacturing, product fulfillment, research and development, marketing, and customer support services. Our products will be delivered from Greece to our customers in the U.S. and Europe. We are subject to a number of risks and challenges that specifically relate to Entranet Limited operations being conducted in Greece while we are the exclusive distributor of the Entranet brand and products in the U.S. and Europe. We may not be successful if we are unable to meet and overcome these challenges, which could prevent us from generating revenues from our products and limit the growth of our business. These risks and challenges include:

  the amount and timing of operating costs and capital expenditures relating to implementing our plan of operations and infrastructure;
  difficulties and costs of staffing and managing foreign operations;
  restrictions imposed by local labor practices and laws on our business and operations;
  exposure to different business practices and legal standards;
  unexpected changes in regulatory requirements;
  the imposition of government controls and restrictions;
  political, social and economic instability and the risk of war, terrorist activities or other international incidents;
  the failure of telecommunications and connectivity infrastructure;
  natural disasters and public health emergencies;
  potentially adverse tax consequences;
  the failure of local laws to provide a sufficient degree of protection against infringement of our intellectual property; and
  fluctuations in foreign currency exchange rates and relative weakness in the U.S. Dollar.

If commodity prices such as fuel and plastic continue to increase, we may not be profitable.

Our third-party delivery services may increase fuel surcharges from time to time, and such increases negatively impact our margins, if we are unable to pass all of these costs directly to consumers. Increasing prices in the component materials for the parts we sell may impact the availability, the quality and the price of our products, as suppliers search for alternatives to existing materials and as they increase the prices they charge. We cannot ensure that we can recover all the increased costs through price increases, and Entranet Limited may not continue to provide the consistent quality of product to our customers as they may substitute lower cost materials to maintain pricing levels, all of which may have a negative impact on our business and results of operations.

Volatility in the prices of raw materials and energy prices and our ability to pass along increased costs to our customers could adversely affect results of our operations.

The prices of raw materials critical to our business and performance, are based on global supply and demand conditions. Certain raw materials used by our suppliers, including vinyl, plastics, polyester fiber, and electronic components to make our hardware are only available from a limited number of suppliers, and it may be difficult for Entranet Limited to find alternative suppliers at the same or similar costs this may affect our costs on products we sell and we may therefore not be profitable. The impact of any volatility in the prices of energy or the raw materials on which we rely, including the reduction in demand for certain products caused by such price volatility, could result in a loss of revenue and profitability and adversely affect Entranet, Inc. results of operations.

Some of our business may be cyclical. A downturn or weakness in overall economic activity can have a material negative impact on sales.

Historically, sales of products that Entranet Limited distributes have been subject to cyclical variations caused by changes in general economic conditions. During recessionary periods, such as the recent global economic recession, we may be adversely affected by reduced demand for our products. In addition, the strength of the economy generally may affect the rates of expansion.

Our product design and technology are not protected by intellectual property right in the U.S.

Our success will depend in part on our ability to protect our proprietary rights and technologies. The design and technical features of the Entranet Limited products that we sell are not currently protected by any patent or other intellectual property rights in the U.S. The component parts are manufactured by third parties and include components that may not be unique to our products. As a result, the design and technical features of our products are vulnerable to being copied or imitated by U.S. and, potentially, international competitors. Our competitors may have or develop equivalent or superior manufacturing and design skills, and may develop an enhancement that will be patentable or otherwise protected from duplication by others. These events could have a material adverse effect on our business, prospects, results of operations and financial condition. Entranet, Ltd. has received Greek patents for the following:

  TALK2LIFT Application number: 20140100128 by Entranet, Ltd..
  HOUSEMATE Application number: 20140100123 by Entranet, Ltd..
  MYCANE Application number: 20140100129 by Entranet, Ltd..
  TALK2ENTER Application number: 20140100122 by Entranet, Ltd..

The patents applications were filed on March 12, 2014 in Greece. The Greek patents are valid for the above products for twenty (20) years from the date of the first filing, March 12, 2014. Additionally, Entranet has the priority for twelve (12) months to file for a world patent with World Intellectual Property Organization ("WIPO"); which we intend to do before the expiration of our filing period. Approval with WIPO can take between three (3) to six (6) years from the date of filing. If we are unable to maintain or continue our patent applications then we could lose the ability to protect our proprietary technology from competitors, this could have a significant effect on our ability to successfully implement our business plan.

We have filed intellectual property rights to use the Entranet name; however, there can be no assurance that third parties will not assert intellectual property infringement claims against us, which could have a material adverse effect on our business, financial condition, and operating results.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc. On February 23, 2016, our marks were published with the USPTO. Additionally, our sub-brands of talk2lift, housemate, MyCane, and talk2enter have no trade name protection in the U.S. Even if we are successful in establishing trade name awareness of the Entranet name or sub-brands associated with our company in the U.S., we could be forced to stop the use of the name(s) if we infringe upon the intellectual property rights of others. There can be no assurance that third parties will not assert intellectual property infringement claims against us. These developments could prevent us from offering or supplying products under the Entranet or Entranet Limited brand. These claims could also result in litigation or threatened litigation against us related to alleged or actual infringement of third-party rights. If an infringement claim is asserted or litigation is pursued, we may be required to obtain a license of rights, pay royalties on a retrospective or prospective basis, or terminate marketing of our products that are alleged to have infringed. Litigation with respect to such matters could result in substantial costs and diversion of our management and other resources and could have a material adverse effect on our business, financial condition, and operating results.

We do not know if there is a demand for our products in the U.S...

Since we do not have any sales history or a similar situated company to base our projective gains and losses, we are not able to determine with any degree of certainty that our U.S. operations will be profitable, let alone, successful. If the U.S. market does not find a need, use, or desire for our product then they will not purchase and our product line and business will suffer.

Our international operations will require us to obtain financing in various jurisdictions.

We will operate in the United States and other foreign countries, which creates financing challenges. These challenges include navigating local legal and regulatory requirements associated with obtaining debt or equity financing in the respective foreign jurisdictions in which we operate. In the event that we are not able to obtain financing on satisfactory terms in any of these jurisdictions, it could significantly impair its ability to run its foreign operations on a cost effective basis or to grow such operations. Failure to manage such challenges may adversely affect our business and results of operations.

International sales and operations are subject to applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect operations.

We will comply with all applicable international trade, customs, export controls, and economic sanctions laws and regulations of the United States and other countries. We are also subject to the Foreign Corrupt Practices Act and other anti-bribery laws that generally bar bribes or unreasonable gifts to foreign governments or officials. Changes in trade sanctions laws may restrict our business practices, including cessation of business activities in sanctioned countries or with sanctioned entities, and may result in modifications to compliance programs. Violation of these laws or regulations could result in sanctions or fines and could have a material adverse effect on our financial condition, results of operations and cash flows.

We may in the future be subject to intellectual property rights disputes, which could reduce our ability to compete effectively and harm our business and results of operations.

Other companies may own, develop, or acquire intellectual property rights that could prevent, limit, or interfere with our ability to provide our products and services. One or more of these companies, which could include our competitors, could make claims against us alleging infringement of their intellectual property rights. Any intellectual property claims, with or without merit, could be time-consuming and expensive to litigate or settle and could significantly divert management resources and attention from our business.

If we were unable to successfully defend against claims against us alleging infringement of intellectual property rights, we may be required to pay monetary damages, stop using the technology, and pay a license fee to use the technology, or develop alternative non-infringing technology. If we have to obtain a license for the infringing technology, it may not be available on reasonable terms, if at all. Developing alternative non-infringing technology could require significant effort and expense. If we cannot license or develop alternative technology for the infringing aspects of our business, we may be forced to limit our product and service offerings. Any of these results could reduce our ability to compete effectively and harm our business and results of operations.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not carry any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital and could cause you to lose your investment.

Damage claims against our products could reduce our sales and revenues.

If any of our products are found to cause injury or damage, the Company could suffer financial damages. We have not had significant claims for damages or losses from our products to date. The Company does not carry product liability insurance.

A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, prospects, results of operations or financial condition.

The purchase of many of our products is discretionary, and may be particularly affected by adverse trends in the general economy; therefore challenging economic conditions may make it difficult for us to generate revenue.

Our business is affected by general economic conditions since our products are discretionary and we depend, to a significant extent, upon a number of factors relating to discretionary consumer spending. These factors include economic conditions and perceptions of such conditions by consumers, employment rates, the level of consumers' disposable income, business conditions, interest rates, consumer debt levels, and availability of credit. There can be no assurance that consumer spending on the products we sell, will not be adversely affected by changes in general economic conditions.

Risks Related to Selling Our Products through Our Own Website

The security risks or perceived risks of selling through our own website may discourage users from purchasing through our website.

In order to make sales over the Internet, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of user data. Any breach could cause users to lose confidence in the security of our Website and choose not purchase our products through our website. The Company currently has not launched its web presence to start online sales as of the date of this prospectus.

We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we will use to protect user data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

We may be liable if third parties misappropriate our users' personal financial information.

If third parties are able to penetrate our network security or otherwise misappropriate our users' personal information, or if we give third parties improper access to our users' personal information, we could be subject to liability. This liability could include claims for impersonation or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. In addition, the Federal Trade Commission and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

System and online security failures could harm our business and operating results.

Our sales and customer service will depend on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our Internet host provider does not guarantee that our Internet access will be uninterrupted, error-free or secure. Our servers are also vulnerable to computer viruses, physical, electrical or electronic break-ins and similar disruptions. Any substantial interruptions could result in the loss of data and could completely impair our ability to generate revenues. We do not presently have a full disaster recovery plan in effect to cover the loss of all facilities and equipment. We do have business interruption insurance; however, do intend to utilize redundant data centers around the U.S.

We will depend on search engines and other online sources to attract visitors to our websites, and if we are unable to attract these visitors and convert those into customers in a cost-effective manner, our business and results of operations will be harmed.

Our success depends on our ability to attract online consumers to our websites and convert them into customers in a cost-effective manner. We are significantly dependent upon search engines, shopping comparison sites and other online sources for our website traffic. We are included in search results as a result of both paid search listings, where we purchase specific search terms that will result in the inclusion of our listing, and algorithmic searches that depend upon the searchable content on our sites. Algorithmic listings cannot be purchased and instead are determined and displayed solely by a set of formulas utilized by the search engine. Search engines, shopping comparison sites and other online sources revise their algorithms from time to time in an attempt to optimize their search results. If one or more of the search engines, shopping comparison, or other online sources on which we rely for website traffic were to modify its general methodology for how it displays or selects our websites, it could result in fewer consumers clicking through to our websites, and our financial results could be adversely affected. We operate a multiple website platform that generally allows us to provide multiple search results for a particular algorithmic search. If the search engines were to limit our display results to a single result or entirely eliminate our results from the algorithmic search, our website traffic would significantly decrease and our business would be materially harmed. If any free search engine or shopping comparison site on which we rely begins charging fees for listing or placement, or if one or more of the search engines, shopping comparison sites and other online sources on which we rely for purchased listings, modifies or terminates its relationship with us, our expenses could rise, we could lose customers and traffic to our websites could decrease. In addition, our success in attracting visitors who convert to customers will depend in part upon our ability to identify and purchase relevant search terms, provide relevant content on our sites, and effectively target our other marketing programs such as e-mail campaigns and affiliate programs. If we are unable to attract visitors to our websites and convert them to customers in a cost-effective manner, then our sales may decline and our business and financial results may be harmed.

Risks Related To Our Management and Personnel

Our CEO has other business interests and conflict of interests which may not be resolved in our favor.

Eleftherios Papageorgiou, our CEO and Director, owns 51% of Entranet, Ltd. in Greece and owns 52.12% of Entranet, Inc. As such, we may compete with Entranet, Ltd for our CEO’s time in the future. Accordingly, the personal interests of Papageorgiou may come into conflict with our interests and those of our minority stockholders. We may present our officers and directors with business opportunities, which are mutually desired, however, in the future, we may compete with the investment capital, technical resources, key personnel and other opportunities, goods, services, etc. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interest.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

All of our officers and directors are currently located in Greece and the U.K. We have no employees based in the U.S. to oversee operations except for our director, Eleftherios Papageorgiou, acting as External Advisor who are part-time in the U.S. In order to grow and implement our business plan, we would need to add managerial talent in sales to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Should we not be able to find capable management, our financial condition will be negatively impacted.

Our future depends on finding management that can maintain U.S. operations including creation of said operations. The services are critical to the management of our business and operations in the U.S. We must find competent and experienced personnel; our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Because our officers and directors are in Greece, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our officers and directors are located in Greece and operate Entranet Limited in Greece. They will spend approximately five hundred (500) hours each month on our business. Accordingly, the personal interests of our officers and directors may come into conflict with our interests and those of our minority stockholders. Additionally, we may compete for technical resources, personnel, and other things. You should carefully consider these potential conflicts of interest before deciding whether to invest in shares of our common stock. We have not yet adopted a policy for resolving such conflicts of interests.

You may have difficulty in enforcing any judgment against our officers and directors, as they are residents of Greece and not of the U.S., and are located outside the U.S.

Our officers and directors, Eleftherios Papageorgiou, Nikolaos Stratigakis, Alexandros Psychogios, and Eleftherios Kontos,, are all residents of Greece and not of the U.S., and are located outside the U.S. As a result, it could be difficult for investors to effect service of process of the above in the U.S., or to enforce a judgment against the above obtained in the U.S.

We will incur additional costs and management time related expenses pertaining to SEC reporting obligations and SEC compliance matter and our management has no experience in such matters.

Our officers and directors, Eleftherios Papageorgiou and Nikolaos Stratigakis, and directors Alexandros Psychogios, and Eleftherios Kontos, are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to the above and at times will require us to obtain outside assistance from legal, accounting, or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities law violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our officers and directors, Eleftherios Papageorgiou, Nikolaos Stratigakis, and directors, Alexandros Psychogios, and Eleftherios Kontos. Because our directors are not independent, there is a potential conflict between their and/or our interests and our shareholders’ interests since the above will participate in discussions concerning management compensation and audit issues that may be affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Risks Related to the Market for Our Common Stock

Our management has voting control over all matters submitted to a vote of our common stockholders, which will prevent our minority shareholders from having the ability to control any of our corporate actions.

As of the date of this prospectus, we had 29,271,472 shares of common stock outstanding, each entitled to one vote per common share. Mr. Eleftherios Papageorgiou, our CEO and director, holds 15,300,000 common shares. The shares held by Mr. Papageorgiou represent approximately 52.12% of our outstanding common shares. Additionally, Mr. Nikolaos Stratigakis, our Vice President and director, holds 7,400,000 common shares; Mr. Alexandros Psychogios, our director holds 2,900,000 common shares; Mr. Theodoros Theocharis, our former director, holds 1,100,000 common shares; and Mr. Eleftherios Kontos, our director, holds 1,100,000 common shares, which entitles each individual listed above to one vote per share on all matters submitted to our common stockholders. As a result, our management collectively holds 94.71% of the total votes eligible to vote on matters submitted to our common stockholders. As a result, our management has the ability to determine the outcome of all matters submitted to our stockholders for approval, including the election of directors. Our management of our voting securities may make it impossible to complete some corporate transactions without his support and may prevent a change in our control. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

We may, in the future, issue additional securities, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize us to issue 490,000,000 shares of common stock and 10,000,000 shares of blank check preferred stock. As of the date of this prospectus, we had 29,271,472 shares of common stock and no preferred shares outstanding. Accordingly, we may issue up to an additional 460,728,528 shares of common stock and 10,000,000 shares of blank check preferred stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis including for services or acquisitions or other corporate actions that may have the effect of diluting the value of the shares held by our stockholders, and might have an adverse effect on any trading market for our common stock. Our board of directors may designate the rights, terms and preferences of our authorized but unissued preferred shares at its discretion including conversion and voting preferences without notice to our shareholders.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five (5) years, although we could lose that status sooner if our revenues exceed one billion dollars ($1,000,000,000), if we issue more than one billion dollars ($1,000,000,000), in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds seven hundred-million dollars ($700,000,000) as of any December 31 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our common stock is not currently quoted or listed and may never be quoted or listed by the OTC Markets or any other listing or quotation service and if listed, no market may ever develop for our common stock, or if developed, may not be sustained in the future. Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there might be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Markets, investors should consider any secondary market for our common shares to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, California, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our common shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our common shares and may affect the ability of purchasers to sell any of our common shares in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

None of our outstanding common shares are currently eligible for resale under Rule 144. In general, persons holding restricted securities in a Securities & Exchange Commission reporting company, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. If substantial amounts of our common stock become available for resale under Rule 144, prevailing market prices for our common stock will be reduced.

If in the future we are not be required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common shares can no longer be quoted on the OTC Quotation Board, which could reduce the value of your investment.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than three hundred (300) shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

There is no assurance of a public market or that our common stock will ever trade on a recognized stock exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering were arbitrarily determined. We have no agreement, written or oral, with our selling shareholders about this price. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price. The offering price bears no relationship whatsoever to our assets, earning, book value or other criteria of value. The factors considered were:

▪	Our lack of any revenue in the United States;
▪	Our growth potential; and
▪	The price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING STOCKHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters. The percentages below are based upon 29,271,472 common shares outstanding.

Our selling shareholders hold an aggregate of 1,471,472 common shares as reflected in the chart below from our inception on May 8, 2014 to present, we sold 1,396,472 common shares to thirty-six (36) persons for an aggregate cash consideration of $155,257, net of offering costs, and issued 75,000 common shares for services to the two (2) selling shareholders. We are registering 1,396,472 common shares sold for cash consideration and 75,000 common shares issued for services. We are not registering common shares held directly or indirectly by our officers or directors and 80,000 shares held by Ioannis Demelis and Christina Lykopoulou, who are employees of Entranet, Ltd. in Greece and are not registering 40,000 shares each.

We relied on Section 4(2) of the Securities Act of 1933, as amended for the offer and sale of the securities in the chart below. We believe that Section 4(2) was available because:

▪	Each investor had a pre-existing relationship with one or more of: (i) our chief executive officer, president and director, Mr. Eleftherios Papageorgiou, (ii) our director, Mr. Eleftherios Kontos, (iii) our director, Mr. Alexandros Psychogios, (iv) our vice president and director, Mr. Nikolaos Stratigakis, and (v) our director, Mr. Theodoros Theocharis, at the time of the offer and sale.
▪	None of these issuances involved underwriters, underwriting discounts or commissions.
▪	Restrictive legends were and will be placed on all certificates issued as described above.
▪	The offer and sale of the securities did not involve general solicitation or advertising.
▪	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the foregoing transactions, we provided the following to all investors:

▪	Access to all of our books and records.
▪	Access to all material contracts and documents relating to our operations.
▪	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

			Remaining			Material
			# Shares if			Transaction
			All			with Selling
	Total # of	# of	Registered			Shareholder
	Shares	Shares	Are Sold	% Before	% After	in past 3
Name of Shareholder	Owned	Registered	[1]	Offering	Offering [2]	years
Constantinos Zavos	41,500	41,500	0	<1%	0%
Amalia Dimitriadou	20,000	20,000	0	<1%	0%
Athanasios Dimakopoulos	17,187	17,187	0	<1%	0%
Hrisovalantis Karaiskos	45,468	45,468	0	<1%	0%
Ioannis Zafeiriou	46,283	46,283	0	<1%	0%
Prodromos Nikolaidis	13,480	13,480	0	<1%	0%
Theodoros Lazoglou	9,000	9,000	0	<1%	0%
Georgios Galanis	7,000	7,000	0	<1%	0%
Anastasia Ftika	10,000	10,000	0	<1%	0%
Ioannis Demelis	50,000	10,000	40,000	<1%	<1%	Entranet, Ltd. in Greece employee
Christina Lykopoulou	50,000	10,000	40,000	<1%	<1%	Entranet, Ltd. in Greece employee
Efthimios Dikmanis	10,000	10,000	0	<1%	0%
Dimitris Daimoglou	10,000	10,000	0	<1%	0%
Athanasios Gravalos	30,000	30,000	0	<1%	0%
Eleni Aslanidou	40,000	40,000	0	<1%	0%
Alexandros Kelektsoglou	40,000	40,000	0	<1%	0%
Paschalis Papadopoulos	35,000	35,000	0	<1%	0%
Georgios Tahtalidis	20,000	20,000	0	<1%	0%
Sofia Boukouvala	50,000	50,000	0	<1%	0%
Vasileios Michalakakos	50,000	50,000	0	<1%	0%
Dimitris Kountouratzis [3]	113,000	113,000	0	<1%	0%
Vaios Kontos [4]	100,000	100,000	0	<1%	0%
Olga Skrimpa [5]	80,000	80,000	0	<1%	0%
Serafeim Karelis	10,000	10,000	0	<1%	0%
Chaim Antzel	11,000	11,000	0	<1%	0%
Aaron Fellous	26,300	26,300	0	<1%	0%
Symeon Magrizos	22,000	22,000	0	<1%	0%
Chrysostomos Chatzistavrou	10,500	10,500	0	<1%	0%
Arthur Zagoronykov	33,334	33,334	0	<1%	0%
Dimitrios Chelidonis	10,417	10,417	0	<1%	0%
Athanasios Kalais	25,000	25,000	0	<1%	0%
Giuseppina Mazzoleni	250,000	250,000	0	<1%	0%
Andreas Zisopoulos	10,417	10,417	0	<1%	0%
Agamemnon Papadimitriou	4,166	4,166	0	<1%	0%
Kokovidis Konstantinos	20,000	20,000	0	<1%	0%
Ioannis Rousas	9,420	9,420	0	<1%	0%
Jonathan C. Dunsmoor [6]	75,000	75,000	0	<1%	0%	Attorney
Occumedica Ltd.	25,000	25,000	0	<1%	0%
Panagiota Pipili	10,000	10,000	0	<1%	0%
Dimitris Pipilis	10,000	10,000	0	<1%	0%
Konstantinos Flegkas	21,000	21,000	0	<1%	0%

Totals:	1,471,472	1,391,472	80,000	5.03%	<1%

[1]	Assuming that all 1,471,472 shares being registered are sold.
[2]	Based upon 29,271,472 common shares outstanding.

The following family relationships constituting joint beneficial ownership exist between our Selling Shareholders:

[3]	Dimitris Kountouratzis is the husband of, our director, Alexandros Psychogios' sister, whom are husband and wife, have joint beneficial ownership. Mr. Kountouratzis owns 113,000 shares.
[4]	Vaios Kontos is the brother of Eleftherios Kontos, our director. Mr. Vaios Kontos owns 100,000 shares.
[5]	Olga Skrimpa and Eleftherios Kontos, our director, whom are husband and wife, have joint beneficial ownership. Mrs. Skrimpa owns 80,000 shares and Mr. Kontos owns 1,100,000 shares, together they are both deemed to be the owner of the aggregate of 1,180,000 shares.
[6]	On August 11, 2014 and January 9, 2015, we issued 25,000 and 50,000 common shares to Jonathan C. Dunsmoor for legal services rendered, respectively. Jonathan C. Dunsmoor is of counsel to Feinstein Law, P.A. We valued these shares at $0.60 per share or $15,000 and $30,000, respectively.

All shares vested immediately and common shares were issued bearing a restrictive legend.

No persons acquiring the shares covered by this registration statement had any rights attached to the shares purchased by the selling shareholders, including rights such as registration rights.

Holders of Record

We have fifty-one (51) shareholders of record; including officers and directors of the Company.

Offers and Sales of Securities

Name	Price	Total	Number of	Payment	How	Offer	Sale
	Paid	Amount	Shares	Method	Shareholder	Date	Date
	Per	Paid	Purchased		Known
	Per Share				to Company
Constantinos Zavos	$0.60	$24,900	41,500	Wire to escrow	Pre-existing relationship with Eleftherios Kontos	7/1/2014	7/1/2014
Amalia Dimitriadou	$0.60	$11,975	20,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	6/18/2014	6/18/2014
Athanasios Dimakopoulos	$0.0001	$1.79	17,187	Cash	Pre-existing relationship with Eleftherios Kontos	8/27/2014	8/27/2014

Hrisovalantis Karaiskos	$0.132	$6,000	45,468	Cash deposit to Bank of America account	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Ioannis Zafeiriou	$0.0001	$4.63	46,283	Cash	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Prodromos Nikolaidis	$0.0001	$1.35	13,480	Cash	Pre-existing relationship with Eleftherios Kontos	8/2/2014	8/2/2014
Theodoros Lazoglou	$0.60	$5,400	9,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	7/7/2014	7/7/2014
Georgios Galanis	$0.60	$4,200	7,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	7/7/2014	7/7/2014
Anastasia Ftika	$0.60	$6,000	10,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Ioannis Demelis	$0.001	$50.00	50,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Christina Lykopoulou	$0.001	$50.00	50,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Efthimios Dikmanis	0.001	$10.00	10,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/25/2014	7/25/2014
Dimitris Daimoglou	$0.001	$10.00	10,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/28/2014	7/28/2014
Athanasios Gravalos	$0.0001	$3.00	30,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/30/2014	7/30/2014

Eleni Aslanidou	$0.0001	$4.00	40,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	7/30/2014	7/30/2014
Alexandros Kelektsoglou	$0.0001	$4.00	40,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/27/2014	8/27/2014
Paschalis Papadopoulos	$0.0001	$3.50	35,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/28/2014	8/28/2014
Georgios Tahtalidis	$0.0001	$2.00	20,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/27/2014	8/27/2014
Sofia Boukouvala	$0.0001	$5.00	50,000	Cash	Pre-existing relationship with Nikolaos Stratigakis	8/27/2014	8/27/2014
Vasileios Michalakakos	$0.0001	$5.00	50,000	Cash	Pre-existing relationship with Nikolaos Stratigakis	8/27/2014	8/27/2014
Dimitris Kountouratzis	$0.0001	$11.30	113,000	Cash	Pre-existing relationship with Alexandros Psychogios	8/24/2014	8/24/2014
Vaios Kontos	$0.0001	$10.00	100,000	Cash	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Olga Skrimpa	$0.0001	$8.00	80,000	Cash	Pre-existing relationship with Eleftherios Kontos	8/28/2014	8/28/2014
Serafeim Karelis	$0.0001	$1.00	10,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	8/28/2014	8/28/2014
Chaim Antzel	$0.0001	$1.10	11,000	Cash	Pre-existing relationship with Eleftherios Kontos	9/12/2014	9/12/2014

Aaron Fellous	$0.0001	$2.63	26,300	Cash	Pre-existing relationship with Eleftherios Kontos	9/3/2014	9/3/2014
Symeon Magrizos	$0.0001	$2.20	22,000	Cash	Pre-existing relationship with Eleftherios Kontos	9/3/2014	9/3/2014
Chrysostomos Chatzistavrou	$0.60 $0.60	$5,100 $1,200	8,500 2,000	Wire to escrow	Pre-existing relationship with Eleftherios Papageorgiou	9/22/2014 6/29/2015	9/22/2014 6/29/2015
Arthur Zagoronykov	$0.00	$3.33	33,334	Cash	Pre-existing relationship with Eleftherios Papageorgiou	9/12/2014	9/12/2014
Dimitrios Chelidonis	$0.30	$3,125	10,417	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	12/17/2014	12/17/2014
Athanasios Kalalis	$0.30	$7,500	25,000	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	12/17/2014	12/17/2014
Giuseppina Mazzoleni	$0.00	$25.00	250,000	Cash	Pre-existing relationship with Theodoros Theocharis	12/15/2014	12/15/2014
Andreas Zisopoulos	$0.30	$3,125	10,417	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	12/17/2014	12/17/2014

Agamemnon Papadimitriou	$0.30	$1,250	4,166	Cash Receivable	Pre-existing relationship with Eleftherios Kontos	1/7/2015	1/7/2015
Kokovidis Konstantinos	$.60	$12,000	20,000	Cash	Pre-existing relationship with Eleftherios Papageorgiou	2/25/2015	2/25/2015
Ioannis Rousas	$.60	$5,652	9,420	Cash	Pre-existing relationship with Eleftherios Papageorgiou	2/27/2015	2/27/2015
Jonathan C. Dunsmoor	Services	Services	25,000; 50,000	Services	Pre-existing relationship with Theodoros Theocharis	8/11/2014; 1/9/2015	8/11/2014; 1/9/2015
Occumedica Ltd.			25,000			7/18/2015	7/18/2015
Panagiota Pipili			10,000			6/29/2015	6/29/2015
Dimitris Pipilis			10,000			6/29/2015	6/29/2015
Konstantinos Flegkas			21,000			5/17/2016	5/17/2016

Our selling shareholders hold an aggregate of 1,471,472 common shares as reflected in the chart below from our inception on May 8, 2014 to present, we sold 1,396,472 common shares to thirty-six (36) persons for an aggregate cash consideration of $155,257, net of offering costs, and issued 75,000 common shares for services to the two (2) selling shareholders. We are registering 1,396,472 common shares sold for cash consideration and 75,000 common shares issued for services. We are not registering common shares held directly or indirectly by our officers or directors and 80,000 shares held by Ioannis Demelis and Christina Lykopoulou, who are employees of Entranet, Ltd. in Greece and are not registering 40,000 shares each.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 1,471,472 shares of common stock. The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. There is no guarantee that our stock will ever be quoted on the OTCQB.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter market, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two (2) years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Markets Considerations

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Markets.

The OTC Markets is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Market has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTCQB will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCQB rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC securities. Investors do not have direct access to the service. For OTC securities, there only has to be one market maker.

Because OTC stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities. There is no guarantee that our stock will ever be quoted on the OTCQB.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office are required to fill vacancies. Each director shall be elected for three (3) years and until his or her successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

NAME	AGE	POSITION

Eleftherios Papageorgiou	44	Chief Executive Officer and Director

Nikolaos Stratigakis	38	Vice President & Director

Alexandros Psychogios	44	Director

Eleftherios Kontos	41	Director

Eleftherios Papageorgiou, Nikolaos Stratigakis are our chief executive officer and vice president, respectively. Eleftherios Papageorgiou, Nikolaos Stratigakis Alexandros Psychogios, Eleftherios Kontos, and Theodoros Theocharis became our directors on May 8, 2014. Mr. Theocharis has since resigned.

Eleftherios Papageorgiou, Chief Executive Officer

▪	From January 2001 to December 2012, Eleftherios Papageorgiou was the Managing Director of Undercon, Ltd., a company located in Greece where he completed renovations of houses and offices at the Prefecture of Central Macedonia.

▪	From September 2009 to present, Mr. Papageorgiou is the Managing Director of Entranet, Ltd., in Greece, where his duties include the management of the Company that does research and development on devices that use speech recognition.

▪	From May 2005 to December 2012, Mr. Papageorgiou was the Managing Director of Nexus Constructions, Ltd., where his duties included the project management of three (3) construction sites.

▪	From September 2001 to March 2007, Mr. Papageorgiou studied at Aristotle University at the civil engineering department. He received both, a Bachelor of Science and a Master of Science in civil engineer in March 2007.

▪	As a director, Mr. Papageorgiou's experience in creation, operations, management, and familiarity with Entranet Limited’s products and business qualifies him to be the chief executive officer and a director.

▪	Mr. Papageorgiou dedicates approximately two hundred (200) hours per month to our business.

▪	Mr. Papageorgiou's responsibilities for us include overseeing all aspects of our operations and management. Mr. Papageorgiou is a resident and citizen of Greece and not of the U.S., and is located outside the U.S.

Nikolaos Stratigakis, Vice President and Director

▪	From April 2007 to December 2009, Nikolaos Stratigakis was a Senior Software Developer at MLS Multimedia Greece. During this period he has designed and produced voice recognition products mainly for the navigation industry.
▪	From September 2009 to date, he is the research and development manager of Entranet, Ltd., where his duties include the management of the research and development team for the production of devices that use speech recognition.
▪	From September 2001 to March 2006, Mr. Stratigakis studied at University of Manchester Institute of Technology ("UMIST") and received a Master's of Philosophy in April 2006. From September 1998 to May 2001 he studied at Warwick University ("UK") and received his Bachelor of Science in Electronic Engineering in June 2001.

▪	As a vice president and director, Mr. Stratigakis's experience in electronic engineering, information technology, and familiarity with Entranet Limited's products and business qualifies him to be our vice president and a director.
▪	Mr. Stratigakis dedicates approximately one hundred fifty (150) hours per month to our business.
▪	Mr. Stratigakis' responsibilities for us include overseeing all aspects of our research and development and various operations related to his position as vice president including but not limited to operational and managerial roles. Mr. Stratigakis is a resident of the Greece and not of the U.S., and is located outside the U.S.

Alexandros Psychogios, Director

▪	From September 2009 to date, Dr. Alexandros Psychogios is responsible for communications and marketing strategy of Entranet, Ltd.. in Greece. His duties include the development of marketing plans of the Company as well as the communication processes with prospective clients and consumers.

▪	From August 2013 to date, Dr. Psychogios is an Associate Professor at Hull University Business School in the United Kingdom.
▪	From September 2004 to July 2013, Dr. Psychogios was a Senior Lecturer at the University of Sheffield and International Faculty of City College in Greece.
▪	Dr. Psychogios holds a Bachelor of Science in Political Science and Public Administration, and Master of Science in Public Policy and Public Finance from the University of Athens, Master's in Services Management from the University of York, U.K, and a Ph.D. in Business Administration from University of Warwick, U.K.
▪	As a director, Dr. Psychogios' experience in human resources management and familiarity with Entranet Limited's products and business qualifies him to be a director.
▪	Dr. Psychogios dedicates approximately fifty (50) hours per month to our business.
▪	Dr. Psychogios' responsibilities include overseeing all aspects of our operations and performance relations. Dr. Psychogios is a citizen and resident of Greece and not of the U.S., and is located outside the U.S.

Eleftherios Kontos, Director

▪	From 2009 to 2013 Mr. Kontos sold and managed real estate in Greece for Pelion Exclusive and created an apparel distribution network for Mr. Kontos.

▪	From August 2011 to August 2013, Mr. Kontos was a consultant under a joint venture agreement with a public real estate company, Prime Estates and Development (PMLT).

▪	Since November 2010, Mr. Kontos has been the owner and director of a Sofia, Bulgaria business consulting firm, Imperial Invest Europe, Ltd.

▪	As a director, Mr. Kontos' experience in project management and familiarity with Entranet Limited's products and business qualifies him to be a director.

▪	Mr. Kontos dedicates approximately fifty (50) hours per month to our business.

▪	Mr. Kontos' responsibilities include advising on financial and operational matters. Mr. Kontos is a resident of the Greece and not of the U.S., and is located outside the U.S.

Family Relationships

Director Alexandros Psychogios is married to Maria Stratigakis, the sister of Nikolaos Stratigakis, a shareholder and director.

Dimitris Kountouratzis, a shareholder, is married to the sister of our director, Alexandros Psychogios.

Vaios Kontos is the brother of Eleftherios Kontos, our director.

Olga Skrimpa is the wife to Eleftherios Kontos, our director.

Other than the above listed relationships, there are no other family relationships between our officers and directors and any of our shareholders.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings in which the aforementioned individuals are involved.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten (10) years in any of the following:

▪	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
▪	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
▪	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
▪	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
▪	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
▪	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
▪	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

Our officers and directors, Eleftherios Papageorgiou, Nikolaos Stratigakis, Alexandros Psychogios, and Eleftherios Kontosare not “independent” as the term is used in Item 7(d) (3) (iv) (B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a) (15) of the NASDAQ Marketplace Rules because they are employed by the Company.

We do not have any standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. We do not currently have a Code of Ethics applicable to our principal executive, financial or accounting officer. All Board actions have been taken by Written Action rather than formal meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, our directors, and our executive officers as a group. The persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Title of Class	Name/Position	Beneficial Ownership (6)	Direct Ownership	Percentage Of Class
Common (1)	Eleftherios Papageorgiou (2)	15,300,000	15,300,000	52.27%
Common	Nikolaos Stratigakis (3)	7,400,000	7,400,000	25.28%
Common	Alexandros Psychogios (4)	2,900,000	2,900,000	9.91%
Common	Eleftherios Kontos (5)	1,180,000	1,100,000	4.03% (3.76%) (7)
Common	Theodoros Theocharis	1,100,000	1,100,000	3.76%
Common	All officers and directors as a Group (1 person)	27,880,000	27,800,000	100.00% (100.00%) (8)

Preferred Shares	N/A	0	0	0
Preferred Shares	All officers and directors as a Group (1 person)	0	0	0

(1)	This table is based upon information derived from our stock records. Applicable percentages are based upon 29,271,472 shares of common stock outstanding as of the date of this prospectus. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
(2)	On May 8, 2014, we issued 15,300,000 shares of our common stock to Chief Executive Officer and Director Eleftherios Papageorgiou for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $1,530.
(3)	On May 8, 2014, we issued 7,400,000 shares of our common stock to Vice President and Director Nikolaos Stratigakis for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $740.
(4)	On May 8, 2014, we issued 2,900,000 shares of our common stock to Director Alexandros Psychogios for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $290.
(5)	On May 8, 2014, we issued 1,100,000 shares of our common stock to Director Eleftherios Kontos for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110.
(6)	The following family relationships constituting joint beneficial ownership exist between our Selling Shareholders:

-	Dimitris Kountouratzis is the husband of, our director, Alexandros Psychogios' sister, whom are husband and wife, have joint beneficial ownership. Mr. Kountouratzis owns 113,000 shares.
-	Vaios Kontos is the brother of Eleftherios Kontos, our director. Mr. Vaios Kontos owns 100,000 shares.
-	Olga Skrimpa and Eleftherios Kontos, our director, whom are husband and wife, have joint beneficial ownership. Mrs. Skrimpa owns 80,000 shares and Mr. Kontos owns 1,100,000 shares, together they are both deemed to be the owner of the aggregate of 1,180,000 shares.
(7)	Percentage directly held by Eleftherios Kontos.

(8)	Percentage directly held by officers and/or directors.

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share of which no shares are outstanding and designated as Series A Preferred Shares. Our Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the Board of Directors may determine without a vote of our stockholders. As such, our Board of Directors may issue 10,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 490,000,000 shares of common stock, $0.0001 par value per share. As of the date of this prospectus there are 29,271,472 shares of our common stock issued and outstanding held by forty-one (41) stockholders of record. We are authorized to issue 10,000,000 shares of blank check preferred stock of which zero (0) shares are outstanding.

Each share of our common stock entitles the holder to one (1) vote, either in person or by proxy, at meetings of shareholders. The shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of the total voting rights on matters presented to our common stockholders can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any such directors. The vote of the holders of a majority of the holders entitled to vote on matters submitted to our common stockholders is sufficient to authorize, affirm, ratify, or consent to such act or action, except as otherwise provided by law.

To date, we have paid no cash dividends on our shares of common stock. Any future disposition of dividends will be at the discretion of our Board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. We have no present plans for future cash or stock dividends. We intend to retain future earnings, if any, to provide funds for operation of our business.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

All shares of common stock outstanding are validly issued, fully paid, and non-assessable.

Preferred Shares

We are authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share of which no shares are outstanding and designated as Series A Preferred Shares. Our Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the Board of Directors may determine without a vote of our stockholders. As such, our Board of Directors may issue 10,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Florida Anti-Takeover Laws

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

▪	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
▪	the interested shareholder has owned at least eighty percent (80%) of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
▪	the interested shareholder is the beneficial owner of at least ninety percent (90%) of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
▪	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than ten percent (10%) of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to twenty percent (20%) or more of the total voting power in an election of directors.

   INTEREST OF NAMED EXPERTS

The financial statements as of December 31, 2017 and 2015 and each of the years then ended, included in this prospectus have been audited by GBH CPAs, PC, our independent registered public accounting firm, to the extent and for the periods set forth in their report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Eilers Law Group, P.A.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Entranet, Inc. (“us”, “we”, “our”, or "the Company") is an emerging growth company, incorporated in the State of Florida on May 8, 2014 to be the exclusive distributor of Entranet, Ltd information technology products to commercial and residential users, specifically for elevator use for talk2lift and residential use for housemate, respectively. Our principal executive office is located at 110 East Broward Blvd, Suite 1700 Fort Lauderdale, Florida 33301. Our telephone number is (940) 238-5350 and our fax number is (561) 287-9100. Our corporate websites are located at www.entranetinc.com and is not part of this prospectus.

Business

Entranet, Inc., through its brand name EntranetTM, is an emerging growth company that is the distributor of the Entranet brand products throughout the territories of the United States and Europe via an exclusive distribution agreement with Entranet, Limited, a Greek company that researches, develops, and manufactures innovative embedded systems for integrated speech recognition technology for residential and commercial use.

Integrated speech recognition technology is the process of controlling compatible, third-party devices by using hardware and software applications that are designed to manipulate the user's environment to the desired conditions whether in an elevator for talk2lift or a home for housemate. With talk2lift, this information technology allows an elevator user to find and select the location of their destination via voice commands and with housemate, an individual or family user(s) is able to control and manipulate various, compatible third-party hardware and software devices such as a home thermostat and entertainment systems by voice activation. Under the distribution agreement, Entranet, Inc. is the exclusive distributor of the Entranet, Limited brands and authorized to sell talk2lift, housemate, and any additional new products and updates of current products throughout the United States and Europe.

Our products are manufactured in the country of Greece and will be delivered by Entranet, Limited in Greece to our customers in the U.S. and Europe.

We intend to target sales of our products to consumers and companies seeking: (i) aftermarket customized add on elevator technology with innovative voice command features; (ii) elderly or handicapped customers that wish to help or aid their life through speech technology and hardware assistance; (iii) to enhance smart home systems and by making smart home technology more widely available to average homeowners. We intend to sell these products through various channels such as contractors, installers, wholesalers, lift manufacturers, retail chains, online and our retail website.

To date, we have not generated revenues from the sale of our products in the U.S.

Our Products

There are currently several different information and speech recognition technologies being deployed by various companies throughout the world. Our company has chosen to focus on the development of high quality speech recognition information technology that aids in supporting integrated systems for the elevator industry and the developing home automation industry. Our speech recognition information technology products serve as a systematic method of utilizing current hardware devices to make every day living more easy through interactive and speech recognition environment.

Our website will eventually offer four (4) innovative speech recognition information technology products for viewing and purchase. These products include talk2lift, housemate, MyCane, and talk2enter.

Talk2lift

Our flagship product, talk2lift, is an elevator control system that allows users to press our aftermarket button and, through voice commands, locate the floor and operate the elevator using our speech recognition software. The software uses intuitive algorithms that enable it to be constantly adapting to the speech models exercised by the users. Additionally, in cooperation with one of the elevator manufacturers, talk2lift can be customized to continuously collect recordings from the environment, which is sent to a central point, so that the voice recognition models are trained to acquire tolerance to noises. The talk2lift hardware connects to a broadband, Local-Area Network (LAN), and telephone network for the data transfer. This allows the product to be linked to a voice recognition system that can be adjusted at the elevator cabin point of access and allows the voice recognition engine to adjust for different voices thus allowing multiple users with multiple languages to utilize voice commands to direct the elevator to the desired destination.

The main processing function converts the voice commands to the corresponding elevator keystroke without the need to press the button or find the floor with the desired destination. For example, a user could press the talk2lift button and say "doctor office" and be brought to the corresponding floor. The new models can be distributed to all connected systems within a building thus allowing for all the necessary information to be provided to the user via a mobile device.

Features of talk2lift
Supported Languages	English and nineteen (19) other languages
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	97%
Speech command phrasing	Custom configuration
Configuration	A simple online procedure
Supported Protocols	It connects with all elevators – no matter the protocol

Additional features include:

▪	talk2lift does not need any mechanical maintenance;
▪	can be customizable to fit needs of the client;
▪	is speaker independent; and
▪	be multilingual for up to three (3) languages in one device

Talk2lift - Integrated

On June 6, 2015, we introduced our newest innovation of our flagship product, talk2lift. Talk2lift Integrated will allow the purchaser to combine their existing elevator panel with our new integrated talk2lift system, seeamlessly. Talk2lift Integrated has all of the same specifications of the original and functions according to the same perimeters discussed in the table above.

talk2lift avatar

talk2lift® avatar, the new generation of talk2lift® (the first and only speech recognition device worldwide designed for an elevator) is the first digital reception inside an elevator.

This digital assistant can detect the presence of a person and executes the commands that user gives. talk2lift® avatar combines the capacity of speech recognition with the futuristic design, introducing a simplified interaction with technology

How does it work?

The presence of a digital young woman welcomes you when you are getting on the elevator cabin. She will ask you to give your destination or any related information, which is correlated with a floor destination and immediately, takes you there!

Innovation

1.	This digital receptionist, using the onboard camera, can detect the presence of a person and executes the commands that user gives.
2.	The next generation of talk2lift® combines the capacity of speech recognition with the futuristic design, introducing a simplified interaction with technology.
3.	talk2lift® avatar advances the man-to-machine interaction to a new level.

Features

• Improved accuracy in voice recognition with precision rates as high as 97%.

• Easy and quick access of visitors moving inside a large building.

• Screen with friendly interface.

• Easy to register and update information.

• Easy to install in any type of elevator cabin.

• Added value to the building giving a feeling of elegance, superiority and well being.

Housemate

Our second product, housemate, is a home automation control system that allows users to control various aftermarket integrated devices through voice commands using our speech recognition software. The system can be connected to a network of mobile or landline thus effectively creating a "smart home" where various household appliances or devices can be manipulated via voice commands. The software uses intuitive algorithms that enable it to be constantly adapting to the speech models exercised by the users and can automatically identify all voice commands from different individual voices. Additionally, a custom solution to be developed with a smart home device manufacturer is that the device has the ability to continuously collect recordings from the environment, which can be sent to a central point, so that the voice recognition models are trained to acquire tolerance to noises. The configuration program provides the necessary information to the user to allow for initial integration of various devices around the home. Advancements in the product should allow of communication among numerous connected systems to permit more control by the user.

Most competitor products in the same target market come as standalone, power-plugged, devices and their official documentations expose that their capabilities are limited compared to those of housemate. Our housemate product has a high speech recognition success rates or acceptance rate, which makes it compatibility and automation more effective.

Features of housemate
Supported Languages	English and nineteen (19) other
Number of total devices	Unlimited
Number of in-room devices	Unlimited
Coordination of in-room devices	Master/Slave(Confidence rate)
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	Up to 97%
Speech command phrasing	Flexible
Configuration	Easy-to-use Desktop App
Supported Protocols	KNX, Zigbee

Additional features include:

▪	housemate will be speaker independent; and
▪	be multilingual for up to three (3) languages in one device

housemate® smart home package

housemate® smart home package is a smart home in a box, the easiest smart home system to install, to use, to configure and update. It is a box of pre-paired devices that provide complete control to users through voice commands.

housemate® smart home package provides complete control to users through voice commands with the following capabilities:

• controls centrally all functions of every electronic device within a smart home

• can be connected to a home or office network allowing the user to use it as an internet based multifunctional tool,

• it is speaker-independent and supports many languages.

The housemate® smart home package contains:

1 housemate® device

1 dual band wireless router

1 wireless camera

6 wifi smart switches

1 touch screen thermostat

How does it work?

1.	The user just say the magic word «housemate»!
2.	housemate® logo lights up. That’s it!
3.	The user can now give a voice command and housemate® will execute the respective function.

Features

• Scenarios execution • Wakeup call • Heating – cooling temperature control

• Access to calendar • Lighting & dimming control • Emergency alert (flood, fire)

• Voice activated emergency button • Audio-Video control • Shades control

• Ability to watch from a distance the activity in your house

• RSS news feeds by using text to speech technology

The housemate advantages

1.	97% success rate in speech recognition, making the use of the smart home system simple and easy for everyone, no matter the age, physical condition or ability to use technology.
2.	Customize the product to introduce different versions to the market like housemate+ for the assisted living facilities, a package for hotels or as white label for companies wanting to deliver a package with their name on it.
3.	Deliver single devices of complete solutions for different.
4.	Housemate is multilingual. It understands 20 languages, two of them being Spanish and English with a Spanish accent, when other solutions in the market offer just English.
5.	The housemate solution is a complete easy-to-install and easy-to-use smart home system, at a very competitive price.

MyCane

Our third product, MyCane, is a preliminary developmental stage voice-controlled "smart" cane for the visually impaired. Inside the cane is a portable voice recognition device that controls the main system of the “smart cane” via voice commands. The speech recognition software in the system uses an intuitive algorithm to constantly train to recognize various speech models of the user and surrounding environmental ambient noise to prevent disruption. The system also contains reliable navigation software capable of reading NAVTEQ and TELEATLAS maps (world coverage), assisted by multiple positioning sensors including GPS, compass, accelerometer, and gyroscope. This allows the software to develop real-time support using user data to improve performance and produce updating of routes. These system combined allow the user to benefit from destination entry via voice recognition (e.g. “Take me to the closest grocery store. “, and "Take me to the closest bus stop.") and turn-by-turn navigation from voice guidance (e.g. “...in 10 m turn left to Broadway Ave.”). MyCane can be connected to a radio network and the system includes camera, biometric sensors and distance sensors in order to monitor the movements of the user and make the identification of obstacles possible. MyCane is at least thirty (30) months away from the market.

Supported Languages	English and nineteen (19) other languages
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	Up to 97%
Speech command phrasing	Custom configuration
Configuration	Online tool

Additional features include:

▪	MyCane will be able to direct users to points of interest ("POIs");
▪	can provide various information to user;
▪	it will have obstacle detection and recognition;
▪	the user will be able to upload POIs for the MyCane community; and
▪	it will be speaker independent

Talk2enter

Our fourth developmental stage product, talk2enter, is a voice and video intercom system that uses voice commands to operate various functions within the system. The voice recognition device can be attached to the console of an intercom or a video intercom at the door which can notify the occupants of the building (including house, apartment, or office) that they have a visitor at the door. The software has been developed so there does not need to be adjustments for different voices and the device can automatically identify various voice commands from different individual users. As with talk2lift, the voice recognition software uses intuitive algorithms to identify the speech models and patterns of different users. Additionally, like talk2lift, the system can be connected to broadband, LAN, and telephone networks for data transfers. The device screen provides the necessary integration information to the user and users will be able to provide voice commands via cellular or landline phones.

Potential Features of talk2enter
Supported Languages	English and nineteen (19) other languages
Max active voice commands	Unlimited
Custom Commands	Yes
Speech Recognition success rate	Up to 97%
Speech command phrasing	Custom configuration
Configuration	Online tool

Additional features include:

▪	talk2enter will be speaker independent

Payment

All purchases through our retail website will be processed through PayPal, MasterCard, Visa or American Express and wire or ACH (Automated Clearing House) transfer.

Shipping

Customers placing orders on our retail website, pay shipping costs of the item.  Retail orders will be shipped within fifteen (15) days from Entranet, Limited's facility in Greece to the customer using DHL, Federal Express (“FedEx”) or other established freight shipping services. We send the information regarding the purchase through email to the client.

Return and Refund Policy

Currently, we do not provide return rights on merchandise except as covered by our warranty. A written exchange request must be submitted when a customer returns a defective or damaged product. Once the exchange request is accepted or the returned product has been received do we replace the defective or damaged product. Purchasers can apply for refund in full amount of purchased products within thirty (30) days from invoice date. All shipping fees for product exchanges or returns must be paid by purchaser.

Product Liability

Given the nature of our products, especially in claims of misuse or unexpected consequences of elderly clients, we could expect to encounter product liability claims from time to time as a retail supplier. We do not currently have insurance coverage. Even though we do have/will have insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Sources and Availability of Raw Materials

Entranet Limited is the only supplier of the products we sell. The raw materials and components used by Entranet Limited to make our products are available from a variety of sources. Entranet Limited's policy has been to identify several sources of supply for each component so that it may switch promptly to the alternative supplier should the need arise. The inability to obtain adequate supplies of raw materials in a timely manner or a material increase in the price of the raw materials used to create the products we sell could have a material adverse effect on our business, financial condition and results of operations.

Backlog of Orders

We do not have a backlog of orders.

Seasonality

We do not believe our business is subject to substantial seasonal fluctuations. We may experience lower sales of parts in difficult economic scenarios but we do not foresee the seasonality of our products to be an issue. Seasonality trends could have a material impact on our financial condition and results of operations in the future but we are not currently aware of the total impact that could result.

Status of any Publicly Announced New Product or Service

We do have a publicly announced new product or service. Our housemate is scheduled to be presented at the Smart Home World Summit 2015 on June 23/24, 2015 in London and, subject to final tests, is expected to be also available for purchase during the summer 2015. The housemate launch has been delayed due to improvements in our technology as regards the product's connectivity to Wi-Fi routers globally.

Location

On January 5, 2015, we entered into a lease agreement with Regus, plc commencing on January 5, 2015 through April 30, 2015 for virtual office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent was $138.48 and the property is adequate for all of the Company's currently planned activities. On January 4, 2017, we renewed our lease agreement with Regus, plc for 12 months at a cost of $113 per month.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

Operational Activities

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) founding the Company; (ii) developing our business plan; (iii) communicating and presenting the Company and its products to clients in the U.S. and Europe; (iv) reaching and signing an agreement with Entranet, Limited to be the exclusive distributor of Entranet products and services in the U.S. and Europe; (vii) creating and developing the branding campaign for the talk2lift and housemate products by creating the websites for the each respective product; (viii) making presentations and demonstrating our talk2lift product and housemate prototype to potential clients; (xi) working on general liability insurance to protect us in case of customer or other claims and developing respective corporate policies estimated completion date: March 2015.

Since our inception on May 8, 2014, we have engaged in the following notable operational activities:

On May 8, 2014, Eleftherios Papageorgiou registered the domain name entranetinc.com with an internet domain registrar and web hosting company and recorded them as an indefinite-lived intangible asset on Entranet, Inc.'s behalf. See Exhibit 10.3.

On May 15, 2014, we held our first presentation as Entranet, Inc. with the assistance of the London Chamber of Commerce to corporate executives, installers, and industry consultants including notable participants Shorts Lifts and Kleemann UK.at the Grand Royal Hyde Park Hotel in London, U.K.

On May 24 and 25, 2014, we participated in an elevator exhibition in Izmir, Turkey and presented talk2lift to elevator companies, panel button manufactures, and installers.

On June 1, 2014, we entered into an agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in the United States for a period of ten (10) years.

On June 4, 2014, we participated at Wider 2014 in Civitanova, Italy; an international convention on products for the assisted living market where we presented our products and the benefits of using our speech recognition technology.

On June 18, 2014, we presented talk2lift and housemate at the European Disability Forum, in Brussels, Belgium, where we met with Mobility and Transport Officer and with executives of the Forum and expressed our belief that talk2lift and housemate are examples of what European Public buildings should have as assistance for the visually impaired.

On June 30, 2014, we entered into an addendum agreement with Entranet Limited, a company formed under the laws of Greece, to become the exclusive distributor of their products in Europe.

On July 8 - 10, 2014, we participated at Elevcon 2014 in Paris, France, the 20th International Congress on Vertical Transportation Technologies. During this conference we met with members of the French National Confederation for the visually impaired on policy and on the advantages of talk2lift and housemate.

On July 10, 2014, we created Entranet, Limited in the United Kingdom as a wholly owned subsidiary of Entranet, Inc. for the purpose of implementing the Company’s sales plan in Europe.

On September 15, 2014, we held a meeting with the governing body of the Greek National Organization for the Blind on EU policy and our technologies to inform the above on the benefits of using talk2lift in an elevator.

From September 29, 2014 to October 7, 2014, we visited the United States and conducted the following meetings with: (i) the President and CEO of American Network Solutions; (ii) the Director/Service Operations of OTIS USA; (iii) the owner of Elevator Motors Company; (iv) the owners of Andrea Electronics; (v) the President of American Capital Ventures and Windmill Communications; and (vi) presented our products to the Hellenic American Bankers Association ("HABA").

From November 16 - 22, 2014, we visited New York and held the following meetings with: (i) the Executive Director of The Hellenic Initiative, a non-profit organization for the advancement of entrepreneurship; (ii) the Senior Vice President of the Red Apple Group; (iii) the Greek Archdioceses of North and South America; (iv) executives at the Huffington Post on marketing, sales promotion and communication matters; (v) investment banks; (vi) a Managing Director at Silicon Valley Bank on working capital lines; (vii) a Senior Managing Director at the Blackstone Group on business development; and (viii) the Managing Director of Skaled.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc.

On January 5, 2015, we entered into a lease agreement with Regus, plc. commencing on January 5, 2015 through April 30, 2015, for virtual office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month. On January 4, 2017 we renewed our lease agreement with Regus, plc for twelve (12) months at a cost of $113 per month.

On March 23, 2015, we visited the headquarters of Honeywell Europe in Sophia Antipolis, France to discuss a potential commercial agreement for our upcoming housemate product.

 On April 9, 2015, we were part of the private Iris Holland Exhibition. We are currently negotiating with Iris Holland to become the official distributor for talk2lift in Benelux area (Belgium, the Netherlands, and Luxembourg).

 On April 28, 2015, we held a meeting with Shorts Lifts at their Bradford, UK headquarter. During the meeting we came to an agreement to permit Shorts Lifts to become the official distributor of talk2lift in the United Kingdom and Ireland. The distribution agreement was signed on May 28, 2015 (see Exhibit 10.8)

On May 21, 2015, we attended the European Union "Wider Project: The Smart Home for The Elderly" conference in Brussels. While at the conference, we held discussions for commercial partnerships with other attendees and businesses.

On May 28, 2015, we signed a distribution agreement with Short Lifts of the United Kingdom to make Short Lifts the official distributor of talk2lift in the United Kingdom and Ireland. (see Exhibit 10.8)

On June 9, 2015, we proudly presented our flagship product, talk2lift, at Elevator Week Russia in Moscow.

On June 23, 2015, we conducted the first presentation of housemate at the Smart Home World Summit in London, UK.

On June 30, 2015, we presented via email our new innovation of our flagship product, talk2lift. Talk2lift integrated now allows the purchaser to seamlessly integrate our system with their existing elevator panel for a more aesthetically pleasing and consistent look.

On September 15, 2015 we presented our speech recognition technology and our noise rejection algorithms to the Honeywell headquarters in New Jersey, USA.

On October 13, 2015, we presented the talk2lift Avatar at Interlift – the biggest elevator exhibition in the world, at Augsburg Germany.

On October 28, 2015, we signed an agreement with Honeywell Sensing and Productivity Solutions, in order for them to test our technology.

On December 29, 2015, we signed the distribution agreement for talk2lift, for the US market, giving the exclusive right to sell and promote the talk2lift products to Innovation Industries Inc and its subsidiary Monitor Elevator Products.

On December 30, 2015, we signed the distribution agreement for talk2lift, for the Benelux (Belgium, Holland and Luxemburg) market, giving the exclusive right to sell and promote the talk2lift products to Vario Lift in Amsterdam.

On February 6, 2016, we signed the distribution agreement for talk2lift, for the Turkish market, giving the exclusive right to sell and promote the talk2lift products to Wooden House, in Istanbul.

On February 9, 2016, Entranet’s CEO presented the Smart Home of the Future for the Elderly design by Entranet, at the Connected World Summit in Athens, Greece.

On March 22, 2016, Entranet presented the Smart Home of the Future for the Elderly design at the Designing Creative Synergies Convention, at the International Hellenic University.

On August 31, 2016, Entranet presented the housemate smart home in a box, to the Expert executives, in Zug, Switzerland. Expert will deliver the product to the German and Austrian market through their electronic stores.

On September 9, 2016, Mr Papageorgiou CEO, visited the UAE as a member of a Trade Delegation, in order to explore possibilities that arise in the area and to promote the talk2lift and housemate solutions to the companies there.

On October 10, 2016, Entranet presented talk2lift and housemate at the Chamber of Instanbul in Turkey – the Tumsiad.

On February 22, 2017, Entranet presented talk2lift and housemate to a group of builders and installers in Austin Texas. The event was organized by the International Accelerator.

On March 2, 2017, we presented housemate to OTE, a telecommunication provider (subsidiary of Deutsche Telecom).

On March 3, 2017, Entranet’s CEO participated at the All CEO basketball game in Athens for charity purposes, as part of our Corporate Responsibility strategy.

On March 23, 2017, we presented housemate at the Deutsche Telecom executives in Athens, Greece.

On March 30, 2017, we presented housemate at the CEO of Wind, a multinational telecommunication provider.

On April 6, 2017 we presented Entranet at an MIT event held by the MIT Enterprise Forum of Greece, at the Microsoft premises in Athens.

On May 16, 2017, we presented housemate at Qivicon (a subsidiary of Deutsche Telecom) at Darmstadt, Germany.

On June 8, 2017, we were invited to participate at the RIOT event (huge innovation event) in Berlin, Germany in order to present housemate and our technology.

On July 2-4, 2017, we presented housemate to engineers and construction companies in Cyprus.

On July 20, 2017, we presented housemate to the CEO and Head of Global Market Expansion of Geyer, a multinational smart home provider based in Switzerland.

On September 12, 2017, we presented housemate to the ZTE executives (ZTE is one of the biggest manufacturers of electronics worldwide).

On November 28, 2017, we presented housemate and the e-health perspective of the technology to executives of the Iatriko SA chain of hospitals in Greece.

On March 3, 2018, we presented housemate to Vodafone (multinational telecom provider) executives in Greece.

On April 11-20, 2018, we visited 3 exhibition in Hong Kong (Mobile Electronics, Consumer Electronics and HKTDC fairs) and visited a few factories in Shenzhen, China during the same days.

We currently depend on Entranet Limited, which we have an exclusive distribution agreement with on a purchase order basis, for the supply of our product to our customers in the U.S. and Europe. Entranet Limited has only verbal agreements on a purchase order basis from the suppliers, but Entranet Limited believes they could easily find alternative suppliers for each of these suppliers even for those suppliers are located a significant distance from Entranet Limited's Greece offices, at no significant increase in price and with no or no significant interruption in our production process.

Entranet Limited has no formal written agreements with any of its suppliers.

Any change in suppliers/manufacturers or problems with Entranet Limited's existing suppliers/manufacturers could disrupt or delay the ability to fulfill orders for our information technology while Entranet Limited's search for alternative supply sources, provide specifications, and test initial production. However, based upon Entranet Limited's knowledge of the industry, they believe they could locate alternative firms without any significant difficulty or increase in prices, even for those suppliers are located a significant distance from Entranet Limited's Greece offices. If Entranet Limited needed to change suppliers/manufacturers and were to occur any significant time delay in locating alternative firms, which we do not currently anticipate, our business prospects, results of operations and financial condition could be materially and adversely affected.

Research and Development

All of our research and development to date has been done by solely by Entranet Limited in Greece. We have no plans to create a research and development department within our business. We will rely on Entranet Limited's Research and Development department to create new products and develop advancements to our current product line. We have not spent and will not spend any amounts on research and development under our current business plan.

Plan of Expanded Operations

Our long-term strategy is to direct sell our information technologies to commercial and residential clients in the U.S. and Europe.

Potential Customers

We believe, based on our own formal and informal research that our products appeal to three distinct markets. Those markets include elevator manufactures and aftermarket elevator purchasers, individuals interested in home automation technologies and individuals who utilize assisted living technologies who want to make their lives easier. We intend to market our products to these markets simultaneously. The following is a general description of these markets we hope to enter.

Elevator Manufacturers and Aftermarket Elevator Purchasers - The elevator manufacturer and aftermarket purchaser market consists of various national and international companies that seek to utilize our advanced speech recognition information technology to provide a more pleasurable experience for their users via voice command controls of the elevator system. We believe that the elevator market could benefit from our talk2lift product by integrating our system with well-known, established manufacturers and providing aftermarket purchasers with the same information technology to medical offices and hospitals, and assisted living communities.

Home Automation Technology Enthusiasts - Our housemate product is designed to be the voice command system for an integrated smart home. This system allows users the ability to control multiple devices through their home simply using their voice. We believe our products provide technology enthusiasts with various devices to employ in their daily lives. Our systems can be used to provide additional support and integration for multiple levels of additional information technology that can all be controlled via our speech recognition software in the devices.

Assisted Living Technologies Users - Both, talk2lift and housemate are systems that allow for numerous configurations for added assistance to the end user. We have created systems that benefit the elderly and assisted living communities by not relying on the traditional approach of physical interaction but instead rely only on voice commands after the initial set-up configuration of the device. Specifically, the talk2lift button can be pressed in the elevator to activate the voice command function or the product can be customized to listen for commands from the user. This provides the user(s) with an unprecedented amount of control via their own voice that other products on the market are starting to explore. It is estimated that the elderly community will expand significantly in the coming years our products are able to make meet the needs of this growing population by providing high quality of life assistance.

Marketing Plan

We intend to offer our products to direct commercial sales from our website, as of the date of this filing, we do not have any oral or written agreements with distributors or retailers. Our goal is to become recognized as a distributor of information technology products specifically designed for speech recognition utilization. In order to accomplish our business objectives, we are currently developing our marketing plan, which may include some or all of the following marketing methods:

▪	Internet Marketing. We intend to utilize social media and the internet as well as reaching out to industry professionals and news sites in order to reach potential customers to develop our brand name. We may also use some of the following approaches to reach more clients: paid search advertising; e-mail marketing including targeted e-mails about specific promotions; inclusion in online shopping engines; in-site promotions for discounted purchases of our products; cross-selling opportunities by displaying complementary and related products available for sale throughout the purchasing process; social media memberships, and identifying with groups of customers interested in aiding to their quality of life. In the future, we plan to offer our products for sale via the Internet. We have not had any online sales as of the date of this prospectus.

▪	Online Sales. We are in the process of developing a trusted, reliable, and user friendly retail website where consumers can purchase their information technology products and accessories online by browsing an aesthetically appealing website with informative videos and interactive content. We will also utilize traditional sales channels to sell our products.

▪	Trade Shows and Special Events. We plan to focus our sales and marketing efforts towards developing our retail products and website, building brand awareness, and identifying strategic marketing opportunities, such as our identifying commercial venues as follows: registering with the Florida Chamber of Commerce, to register as a presenter at the International Builders Show in Las Vegas, Nevada, Elevator Conference of New York, the Elevator U Conference at Ohio State University and the National Association of Elevator Contractors Convention. We also intend to participate in leading consumer and dealer trade shows where our products can be displayed and engage in other advertising activities to develop our brand name. We intend to focus these efforts to generate awareness for our brand by identifying with enthusiasts of information technology at these consumer and industry events and shows.

▪	Creating Customer Loyalty. We believe our business can benefit from creating customer brand loyalty and intend to create loyalty in out clients by: offering competitive pricing; attempting to continuously plan our product evolution so as to be ahead of any competition; striving to offer a commendable customer service also through our online support services; and creating customized products according to our customers' needs.

Our core marketing strategy is to brand “Entranet” for those seeking to aid in their quality of life through integrated technology that adds convenience and simplicity. We believe that our marketing mix of Internet, social media, print, and event promotions including trade fairs, Business 2 Community ("B2C") actions, and co-sponsored events provide an optimal strategy to generate product sales and marketing. We intend to market our products to customers desiring benefit from freedoms gained by using information technology including the elderly and assisted living communities. We do not intend to exclude any potential customers and intend to develop the slogans “The extra button" for the talk2lift product and "Simply talk" which will be used in the marketing of our products.

Our Competition and Our Market Position

We compete with both online and offline retailers who may offer similar hardware and software technology products. We will be a small competitor in most of the industries we compete in. Many of our competitors will have or could have access to substantially greater financial, marketing, personnel and other resources than we do. We believe, based upon Entranet Limited's knowledge of the industry, that they are the first company to develop and offer highly reliable, multilingual and cost effective prices for their information technology products for assisted living. We believe this will allow us to increase our market share and allows us to benefit from both commercial and retail sales in the U.S. and Europe. We believe that our approach can help create potential demand for our products in various markets including the elderly and assisted living communities.

Talk2lift

There are numerous elevator manufacturers that currently manufacture elevator systems that could compete against our technology, talk2lift. They are national and international elevator manufacturers such as Dover, Express Lift, Fujitec, Haughton, Hyundai, Kleeman, Kone, Mitsubishi, O&K, Otis, Schindler, Sigma, ThysenKrupp, etc. and competitive companies that offer upgrades from these traditional manufacturers include: Mitsubishi Electric™. These companies are currently engaged in the manufacturing and sale of commercial elevators and/or aftermarket parts and/or upgrades. Our talk2lift is the first and only multilingual voice controlled elevator system worldwide that we are aware of, which enables passengers to voice-control the lift. Competitive products offer only 60% voice recognition rate (VRR), are more costly, and do not have multilingual support. Our talk2lift offers 97% VRR, is sold for $800.00, and supports English and nineteen (19) other languages.

Housemate

There are numerous home automation manufacturers that currently manufacture various types of residential technology systems that could compete against our technology, housemate. They are national and international voice assisted home programming hardware companies including but not limited to VoicePod by HouseLogix, Ivee by Jonathon Nostrant (Interactive Voice Inc.), Enertex® SynOhr® MultiSense by Enertex Bayern, Homey by Athom, and Ubi by UCIC. These companies are currently engaged in the manufacturing and sale of residential technology systems that could compete with our system. Competitive products available in the market offer low VRR, support only a few languages, do not involve flexibility in speech command phrasing, accept a few voice commands, and have restraints in the number of room-in devices. Housemate is a smart home system solution that provides control of electronic device within a single space through voice command, is able to recognize the speaker-independent controlling the device, and currently supports English and nineteen (19) other languages with a higher VRR than competitive products.

MyCane

There are numerous information technology assisted walking aid manufacturers that currently manufacture various types of information technology assisted walking aids that could compete against our technology, MyCane. They are national and international voice assisted visually impaired hardware and software including, but not limited to, UltraCane by Sound Foresight Technology Limited, K Sonar by Zabonne, iSONIC by PRIMPO, Blindspot by Selene Chew, Eye Stick by Kim Tae-Jin, ioCane by Ben Leduc-Mills, ViiO Travel Aid by Yonathan Halim, EyeCane by a team of researchers from The Hebrew University of Jerusalem, RAY phone by Project RAY, Ltd., GeorgiePhone, by Screenreader.net and the Communication for Blind and Disabled People charity, TapTapSee by Image Searcher, Inc., Samsung Assistive tools working with Galaxy Core Advance phones by Samsung includes Ultrasonic Cover, b) Optical Scan Stand and, c) Smart Voice Labels, OrCam by OrCam, Smart Glasses by Stephen Hicks, Fujitsu’s prototype GPS cane hands-on. These companies are currently engaged in the manufacturing and sale of similar walking and/or blind assisted aids that could compete with our system. Competitive products do not offer voice recognition, advanced obstacle detection, GPS technology/navigation service, user-device interactivity or high performance in noisy environments. MyCane is an innovation for the visually impaired and listens and processes voice commands while its navigation system offers turn-by-turn guidance together with advanced over-the-knee obstacle detection.

We believe the principal competitive factors in our various markets listed above are helping customers easily find the technology that will benefit them and their lifestyle, availability, price, knowledgeable customer service and order fulfillment, and delivery. Most of our elevator competitors will be larger, have stronger brand recognition or may have access to greater financial, technical, and marketing resources or have been operating longer than we have. Most of our assisted living competitors could have access to greater financial, technical, and marketing resources or have been operating longer than we have. This could cause national and international information technology manufacturers to produce their own version of the products we sell and could negative affect our financial operations as well as the success of the Company.

To compete, we plan to:

(i)	develop a user friendly appealing website to sell our products directly to consumers in the U.S. and Europe;
(ii)	develop our brand “Entranet” as an innovator in speech recognition information technologies;
(iii)	attract customers and strategic partnerships through the existing relationships of our officer and directors; and
(iv)	implement our marketing plan that includes incentives for elderly, assisted living, and medical facilities that can benefit from our products.

The information technology market is highly competitive and rapidly changing. Our ability to compete depends upon many factors within and outside our control, including the performance and reliability of our products, customer service, marketing efforts, and development of our logos and brand name. Due to the relatively low barriers to entry in the information technology market in the U.S. and Europe, we expect additional competition from other emerging companies. Many of our existing and potential competitors are substantially larger than us and have significantly greater financial, technical and marketing resources. As a result, they may be able to respond more quickly to new or emerging technologies for assisted living and elderly communities. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

Manufacturing and Operations

We currently depend on Entranet Limited, which we have an exclusive distribution agreement with a purchase order basis, for the supply of our product to our customers in the U.S. and Europe. Entranet Limited has only verbal agreements on a purchase order basis from the suppliers, but Entranet Limited believes they could easily find alternative suppliers for each of these suppliers even for those suppliers are located a significant distance from Entranet Limited's Greece offices, at no significant increase in price and with no or no significant interruption in our production process.

Entranet Limited has no formal written agreements with any of its suppliers.

Any change in suppliers/manufacturers or problems with Entranet Limited's existing suppliers/manufacturers could disrupt or delay the ability to fulfill orders for our information technology while Entranet Limited's search for alternative supply sources, provide specifications, and test initial production. However, based upon Entranet Limited's knowledge of the industry, they believe they could locate alternative firms without any significant difficulty or increase in prices, even for those suppliers are located a significant distance from Entranet Limited's Greece offices. If Entranet Limited needed to change suppliers/manufacturers and there were to occur any significant time delay in locating alternative firms, which we do not currently anticipate, our business prospects, results of operations and financial condition could be materially and adversely affected.

Intellectual Property

We will rely on a combination of patent law, trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. However, we have currently only filed a trademark application for the use of the Entranet name and the "EN" logo associated with our company. We do not currently have any completed patents in the U.S., we have not filed patents in the U.S., nor do we currently have plans to file patents in the U.S.

On March 12, 2014, Entranet Limited filed Greek patent applications for talk2life, housemate, MyCane, talk2enter for in Greece. Entranet Limited has received Greek patents for the following:

▪	TALK2LIFT Application number: 20140100128 by Entranet Limited
▪	HOUSEMATE Application number: 20140100123 by Entranet Limited
▪	MYCANE Application number: 20140100129 by Entranet Limited
▪	TALK2ENTER Application number: 20140100122 by Entranet Limited

The patents applications were filed are valid for the above products for twenty (20) years from the date of the first filing, March 12, 2014. Additionally, Entranet Limited has the priority for twelve (12) months to file for a world patent with World Intellectual Property Organization ("WIPO"); which Entranet Limited intends to do before the expiration of the filing period. Filing with WIPO can take between three (3) to six (6) years from the date of filing. If Entranet Limited is unable to maintain or continue the patent applications then Entranet Limited and Entranet, Inc. could lose the ability to protect the proprietary technology from competitors, this could have a significant effect on our ability to successfully implement our business plan.

On December 8, 2014, a United States Patent and Trademark Office ("USPTO") trademark application was filed by Entranet, Inc. (Serial Number 86473539) for protection of the "Entranet" name and our "EN" logo associated with Entranet, Inc. On February 23, 2016 our marks for “Entranet” and the “EN” logo were published by the USPTO. Additionally, our sub-brands of talk2lift, housemate, MyCane, etc. have no trade name protection in the U.S. Even if we are successful in establishing trade name awareness of the Entranet name or sub-brands associated with our company in the U.S., we could be forced to stop the use of the name(s) if we infringe upon the intellectual property rights of others. There can be no assurance that third parties will not assert intellectual property infringement claims against us.

Entranet Limited has advanced its technology for products talk2lift, housemate and talk2enter.  As such, the respective Greek patents are valid as described, but Entranet Limited has chosen not to file for the respective international patents. Instead, based on the technology advances, Entranet Limited will file for new patents in Greece amending the existing filings, and subsequently proceed with filing internationally based on the process described.

The MyCane patent as listed above has been withdrawn entirely due to the product's early development stage and to Entranet Limited technology advancement, which will positively alter the product's overall functionality, Entranet Limited decided to file a new patent altogether in Greece, and subsequently proceed with filing internationally based on the process described.

Governmental Regulation and Certification

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. We are subject to environmental regulation as it affects certain of the products we sell that may vary from state to state. Should we fail to comply with these regulations, our results of operations could be adversely affected.

Governmental Approval

We are not required to obtain governmental approval of our products.

Personnel

Full-time Employees

We have a total of two (2) full-time employees who are:

Chief Executive Officer and Director, Eleftherios Papageorgiou, who oversees our day-to-day operations. On May 15, 2014 we entered into an agreement with Mr. Papageorgiou to manage the Company and to oversee administration, financial and commercial matters. The agreement had a duration until December 31, 2015 to be renewed at that time upon joint decision of the parties. In accordance to the agreement, we:

▪	will not pay Mr. Papageorgiou a director’s fee;
▪	agreed to pay Mr. Papageorgiou $5,000 per month; and
▪	agreed to issue Mr. Papageorgiou an additional 62,500 shares in common stock.

Chief Operations Officer and Director, Nikolaos Stratigakis, who oversees our day-to-day operations. On May 15, 2014 we entered into an agreement with Mr. Stratigakis to manage the Company and to oversee operations, the relationship with Entranet Limited and the technology aspects of the products. The agreement had a duration until December 31, 2015 to be renewed at that time upon joint decision of the parties. Currently the parties have let the agreement expire while Mr. Stratigakis will continue to provide unpaid services for the Company . In accordance to the agreement, we:

▪	will not pay Mr. Stratigakis a director’s fee;
▪	agreed to pay Mr. Stratigakis $4,000 per month; and
▪	agreed to issue Mr. Stratigakis an additional 62,500 shares in common stock.

Part-time Employees

We do not have part-time employees currently in our business.

Material Consultants

We have a total of two (2) part-time material consultants who are:

Theodoros Theocharis - Consultant

On May 15, 2014, we entered into an agreement with Theodoros Theocharis to provide us with consulting services. Mr. Theocharis services consist of advising us on U.S. operations, staffing, project management, corporate governance, all management matters, marketing and business plan development. Mr. Theocharis was previously appointed a director of the Company, but has since resigned. As a founding shareholder Mr. Theocharis is only provided periodic updates on developments of the Company.

The agreement had a duration until December 31, 2015 and was renewed through December 31, 2017. Mr. Theocharis no longer provides services for the Company after December 31, 2016 . In accordance to the agreement, we:

▪	will not pay Mr. Theocharis a director’s fee;
▪	agreed to pay Mr. Theocharis $3,500 per month; and
▪	agreed to issue Mr. Theocharis an additional 62,500 shares in common stock.

To the date of termination, Mr. Theocharis had:

▪	in the period since inception, assisted us in selecting our initial corporate structure and opening our bank accounts;
▪	interviewed investment banks, sales and marketing associates and, negotiated contracts in Europe and the U.S.;
▪	created management structures for Entranet, Inc.; and
▪	assisted management in defining the scope the business in the US markets and locating qualified persons to be implementing since, the business plan including product pricing and marketing strategy.

Eleftherios Kontos - Consultant

On May 15, 2014, we entered into an agreement with Eleftherios Kontos to provide us with consulting services. Mr. Kontos services consist of advising us on financial matters and operations management. Although the consulting agreement has since expired, Mr. Kontos continues to provide services described herein and acts as a Director.

The agreement had a duration until December 31, 2015 to be renewed at that time upon joint decision of the parties. Currently the parties have let the agreement expire while Mr. Kontos will continue to provide unpaid services for the Company . In accordance to the agreement, we:

▪	will not pay Mr. Kontos a Director’s fee;
▪	agreed to pay Mr. Kontos $1,500 per month, which is no longer paid; and
▪	agreed to issue Mr. Kontos an additional 62,500 shares in common stock

To date, Mr. Kontos has:

▪	assisted us in developing the Entranet brand and assisting in the strategy to implement our business plan.

Material Agreements

Entranet Limited (Greece)

On June 1, 2014, we entered into an exclusive distribution agreement with Entranet Limited, a company formed under the laws of Greece, to become the sole distributor of their products in the U.S. for a period of ten (10) years. Additionally, on June 30, 2014, we entered into an addendum agreement with Entranet Limited to become the exclusive distributor of their products in Europe for a period of ten (10) years from the date of June 30, 2014. We highly encourage all investors to read entirety of this agreement of Exhibit 10.1 and 10.2, respectively.

▪	Exclusive Right to Distribute: This agreement allows Entranet, Inc. the right to distribute Entranet Limited's service and products in the U.S. and Europe.

▪	Trademark: This agreement allows Entranet, Inc. the right to use Entranet Limited's trademarks and enforce Entranet Limited's rights if the trademark is infringed within the distribution areas.

▪	Registration of Product: Entranet, Inc. has the right and must compile with all U.S. and European regulatory authority.
▪	Supply Terms:

- Entranet, Inc. has the right to be the sole distributor of Entranet Limited's products and cannot distribute outside the agreed upon areas of the U.S. and Europe without prior approval from Entranet,Limited.

- All orders for Entranet, Inc. must be submitted and supplied through Entranet, Limited in order to fulfill the demand for the product(s).

- Entranet Limited will supply and ship to Entranet, Inc. as quickly as possible and always within ninety (90) days of receiving a customer purchase order.

- Entranet, Inc. is responsible for clearing the product(s) at all ports of entry at its own expense within fifteen (15) days.

- Entranet, Inc. must inspect product(s) immediately upon delivery and give notice by fax or email to Entranet, Limited if the product(s) are not in good condition.

- Entranet, Inc. has agreed to inform Entranet, Limited in writing three (3) months before the end of each calendar year of its estimated requirements for the upcoming year.

▪	Pricing and Payments:

- Prices will be in accordance with the current prices for the public sector and private sector distribution at the time of shipment of the product(s).

- After the initial order, Entranet, Limited will give two (2) months’ notice for any price increase.

- Entranet, Inc. has guaranteed payment of all orders placed or approved by Entranet, Limited and must pay for orders placed within sixty (60) days from date of the order(s) in U.S. dollars.

▪	Packaging:

- Entranet, Inc. shall package the product under the supervision of its own technicians and handle the process with care.

- If a third-party packager is needed, the party must be first approved by the manufacturer and must commit itself in writing to the articles of this Agreement relevant to the product(s).

- Entrant, Inc. must mark all packaging for the product(s) in accordance with the applicable laws in the U.S. and Europe.

- The packaging used must be submitted to Entranet, Limited for approval before it is created and used.

- All packaging costs and expenses shall be the responsibility of Entranet, Inc.

▪	Advertising and Promotion:

- Entranet, Inc. will undertake, at its own expense, the active promotion of the product(s) in the U.S. and Europe.

- Each year by September 30, Entranet, Inc. shall submit to Entranet, Limited it's marketing and promotional plan for approval by Entranet, Limited.

- The marketing and promotional plan shall be reviewed each six (6) months for modifications by mutal agreements.

- Under no circumstances shall Entranet, Inc. spend less than ten (10%) percent of its net sales each year on marketing of the product(s).

- Entranet, Inc. shall submit quarterly marketing reports listing the promotional activities carried out during each month of the last promotional period to Entranet, Limited.

- Entranet, Limited will supply Entranet, Inc., certain free samples of new product(s) minus duties for shipping.

- All advertisement and promotional materials, including text and graphics, used by Entranet, Inc. shall be subject to prior written approval from Entranet, Limited; approval shall not be unreasonably withheld.

▪	Reporting:

- Entranet, Inc. will provide Entranet, Limited monthly sales reports that containing recording sales of product(s) and shall include non-binding, good-faith forecast of Entranet, Inc. anticipated requirements and shipping dates for the three (3) month period following the report

- Entranet, Inc. will on or before February 1 of each year to Entranet. Limited with a report for the preceding calendar year or part thereof showing separately the quantity of the product(s) purchased from Entranet, Limited and sold to the private sector and public sector in the United States and Europe, including the average selling price of the product(s) purchased from Entranet, Limited.

▪	Covenants And Representations Of Distributor:

- Entranet, Inc. is duly formed, validly existing, and in good standing under the laws of the United States and duly qualified to conduct business.

- Entranet, Inc. agrees that it shall not use or distribute product(s) in any manner inconsistent with the term and intent of the agreement with Entranet, Limited.

- Entranet, Inc. agrees to use its best efforts to successfully market and distribute product(s) from Entranet, Limited in the United States and Europe on a continuing basis during the term of the agreement and to comply with good business practice and all laws and regulations relevant to the agreement or the subject of the agreement.

- Entranet, Inc. agrees to keep Entranet, Limited informed as to any problems encountered with the product(s) and any resolutions arrived at for those problems and to communicate promptly to Entranet, Limited any and all suggested modifications, design changes or improvements of the product(s).

▪	Confidentiality:

- Entranet, Inc. agrees that all technical, corporate, business, and other proprietary information furnished by Entranet, Limited, in the agreement, or which results from the joint efforts of Entranet, Inc. and Entranet Limited’s personnel, shall be deemed to have been furnished to Entranet, Inc. in confidence for the sole purposes herein set forth, and Entranet, Inc. undertakes not to use any of this information for any purpose not connected with the orders accepted under the agreement.

- Entranet, Inc. agrees that is shall also take all reasonable precautions to prevent communication, without the written consent of Entranet, Limited, of any such technical or other proprietary information to any third party, except as may be necessary to carry out the purposes of the agreement.

▪	Terms and Termination:

- Entranet, Inc. agrees with Entranet, Limited to the effective date and the agreement will expire in ten (10) years after the date of effectiveness.

- However, there is a provision for extension/renewals of the agreement that permit the agreement to continue to be made at least six (6) months before the expiration.

▪	Rights and Obligations On Termination:

- Entranet, Inc. agrees that upon termination or expiration of the agreement, Entranet, Inc. shall return unused inventory to Entranet, Limited.

- Entranet, Inc. also agrees to dispose of all advertising material relating to the product(s) or the trademark and shall discontinue immediately any use of the trademark.

- Entranet, Inc. also shall maintain as confidential all proprietary information supplied to Entranet, Inc. under this agreement.

▪	Relationship of Parties:

- Entranet, Inc. agrees that the parties expressly understand and agree that Entranet, Inc. is an independent contractor in the performance of each and every part of the agreement and is solely responsible for the actions of all of its employees and agents.

- Entranet, Limited is not obligated under the agreement by any agreements, representations, or warranties made by Entranet, Inc., its employees, or its agents nor with respect to any other action of Entranet, Inc. be obligated for any claims, liabilities, damages, debts, settlements, costs, expenses, and liabilities that may arise on account of Entranet, Inc.'s activities, or those of its employees or its agents.

▪	Hold Harmless:

- Entranet, Inc. has agreed to use its best efforts to hold harmless Entranet, Limited and its employees and agents against any and all claims that might arise, and liabilities and related fees and expenses that might be incurred, on account of any injury, illness, suffering, disease, or death to any person or unborn offspring of any such person by reason of the distribution, sale, or use of the product(s) distributed by Entranet, Inc.

▪	Governing Law and Arbitration:

- Entranet, Inc. has agreed with Entranet, Limited to have the laws of Florida, USA to govern any dispute arising from the agreement.

- There is also an arbitration clause that requires Entranet, Limited and Entranet, Inc. undertake to settle any dispute, controversy, or claim arising under, out of, or in connection with this Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach, or termination, as well as non-contractual claims, in an amicable manner. If an amicable settlement cannot be reached within thirty (30) days for any reason, the dispute shall be referred to and finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules then obtaining. The appointing authority shall be the Secretary-General of the Permanent Court of Arbitration, the number of arbitrators shall be three, and the language to be used in the arbitral proceedings shall be English. The place of arbitration shall be determined by mutual agreement, but if agreement cannot be reached the proceedings shall take place in the United States.

Regus, plc. (United States)

On January 5, 2015, we entered into a lease agreement with Regus, plc. commencing on January 5, 2015 through April 30, 2015, for office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month. See Exhibit 10.8 for the entirety of this Agreement. On January 4, 2017 we renewed our lease agreement with Regus, plc for twelve (12) months at a cost of $113 per month.

Shorts Industries Limited (United Kingdom)

On May 28, 2015, we entered into a two (2) year distribution agreement with Shorts Industries Limited of the United Kingdom for the exclusive distribution rights to the territories of the United Kingdom and Ireland. See Exhibit 10.8 for the entirety of this Agreement. We highly encourage all investors to read entirety of this agreement of Exhibit 10.8.

▪	Definitions:

- Product means the Entranet, Inc. product of "talk2lift" or "Entranet talk2lift."

- Trademark means all current and future trademarks, service marks, logotypes, commercial symbols, and designs associated with "Entranet" and "talk2lift."

▪	Appointment of Distributor:

- Shorts Industries becomes the sole distributor for the importation, promotion, distribution, and sale of the product under this agreement; except as allowed by this agreement which allows Entrant to sell directly to:

1.	Otis World
2.	ThyssennKrupp World
3.	Weco World
4.	Kleemann World
5.	Doppler SA
6.	Telco SA

▪	Trademark: Shorts Industries as the right to use the trademark of Entranet and shall report on any infringement or imitation of the trademark of which Shorts Industries becomes aware of and cooperate with the prosecution of the infringement.

▪	Supply Terms:

- Shorts Industries shall not violate the territory boundaries of this agreement.

- All orders submitted by Shorts Industries to Entranet, Inc. are subject to acceptance by Entranet, to government restrictions and approval, and to allocations that may be necessary due to production capacity restrictions.

- To assure constant supply, Entranet will stock sufficient quantity of the product to satisfy without delay the demands for it.

- Entranet shall supply and ship to Shorts Industries as quickly as possible and always within twenty (20) days of receiving in purchase order with the amount of Product specified therein.

- Shorts Industries agrees to inspect the product immediately upon delivery and to give notice by fax or email to Entranet within five (5) working days of such delivery of any matter of thing by reason in which it alleges the product is not in good condition.

- Entranet shall at its option either replace the defective goods with product complying with this agreement or refund Shorts Industries for the price paid.

- Should the product demonstrate a technical problem upon installation at third party client, Shorts Industries is covered by the product guarantee with Entranet will replace the product.

- Product guarantee/warranty terms can be found in Appendix 1 of this agreement.

▪	Pricing and Payments:

- Prices charged to Shorts Industries will, unless otherwise neogitated, be in accord with Entranet's price list in Schedule II of this agreement.

- Entranet reserves the right to change its price list every year, informing Shorts Industries three (3) months in advance to the effect of the change.

- Entranet reserves the right to change its price list in case of force majeure or sudden raw material upward movements but guarantees to provide Shorts Industries with as much notice as possible under the circumstances.

- Prices will be ex-works Thessaloniki, Greece.

- Payment terms are fifty-percent (50%) of the order value with the placement of the order and balance before the order dispatch.

▪	Advertising and Promotion:

- Shorts Industries undertakes at its own expense to actively promote the Product in the Territory by the best legal and appropriate means and to retain a trained sales force.

- Each year by November 30, Shorts Industries shall submit to Entranet for approval Shorts Industries promotional plan for the following year detailing an Advertisement & Promotion plan.

- Entranet shall provide Shorts Industries free of charge, two demo case and a number of Product (to be agreed between the two parties) for showcase materials in English required to carry out promotional and training programs for the Product.

- In promoting the Product, Shorts Industries shall refrain from making any claims regarding its function or effectiveness different or greater than those specified by Entranet.

- All advertisements and promotional material, including text and graphics, used by Shorts Industries shall be subject to prior written approval of Entranet, which approval shall not be unreasonably withheld.

▪	Covenants and Representations of Distributor:

- Shorts Industries is a corporation duly formed, validly existing, and in good standing under the laws of the United Kingdom and is duly qualified to transact business.

- Shorts Industries agrees that it shall not use or distribute Product in any manner inconsistent with the terms and intent of this Agreement.

- Shorts Industries agrees to use its best efforts to successfully market and distribute Product from Entranet in the Territory on a continuing basis during the term of this Agreement.

- Shorts Industries agrees to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof.

- Shorts Industries agrees to keep Entranet informed as to any problems encountered with the Products and any resolution arrived at for those problems and to communicate promptly to Entranet any and all suggested modifications, design changes or improvements of the Products.

-Entranet shall have all right, title, and interest in and to any such suggested modifications, design, changes, or improvements of the Products, without the payment of any additional consideration thereof.

▪	Confidentiality:

- All technical, patent, corporate, business, and other propretary information furnished by Entranet hereunder, or which results from the joint efforts of Entranet's and Shorts Industries' personnel, shall be deemed to have been furnished to Shorts Industries in confidence for the sole purposes herein set forth, and Shorts Industries undertakes not to any of this information for any purpose not connected with the orders accepted under this Agreement.

- Shorts Industries shall also take all reasonable precautions to prevent communication, without the written consent of Entranet, of any such technical or other proprietary information to any third party, except as may be necessary to carry out the purpose of this Agreement.

▪	Term and Termination:

- The Agreement is effective as of the Effective Date and will expire two (2) years thereafter.

- The Agreement will be renewed by mutual consent of the Parties thirty (30) days before its expiration and provided Shorts Industries agrees to a mutually negotiated minimum units of the Product that they will purchase from Entranet on an annual basis.

- If Shorts Industries does not purchase the mutually agreed minimum pieces specified for any year, Entranet may terminate this Agreement by giving ninety (90) days written notice, provided that if Shorts Industries during the ninety (90) day period orders sufficient Product for immediate delivery to make up for the deficiency, the notice will be revoked.

- The Agreement may also terminated in the event Entranet determines that a change in management or effective financial control of Shorts Industries has or will adversely affect the distribution of Product in accordance with this Agreement.

- Shorts Industries may terminate the Agreement any time by giving three (3) months written notice to Entranet. During this three (3) month period, Shorts Industries will continue to use its best efforts to promote the sale and use of Product.

- Extensions and renewals of the Agreement after the first renewal will be subject to agreement between the Parties made at least three (3) months prior to its expiration.

▪	Rights and Obligations on Termination:

- Upon termination or expiration of the Agreement, Entranet retains the right to buy back any unused inventory from Shorts Industries at ex-works price.

- Shorts Industries shall dispose of all advertising material relating to the Product or the Trademark and shall discontinue immediately any use of the Trademark.

- Shorts Industries shall maintain as confidential all proprietary information supplied to Shorts Industries under the Agreement.

- Due the long term nature of the market, should Shorts Industries receive orders for product following termination, Entranet will continue to supply product to Shorts Industries under the general terms of this agreement up to one (1) year following the termination.

▪	Relationship of Parties:

- The parties hereto expressly understand and agree that Shorts Industries is an independent contractor in the performance of each and every part of the Agreement and is solely responsible for the actions of all its employees and agents.

- Entranet shall not be obligated by any agreements, representations, or warranties made by Shorts Industries, its employees, or its agents nor with respect to any other action of Shorts Industries, its employees, or its agents, nor shall Entranet be obligated for any claims, liabilities, damages, debts, settlements, costs, expenses, and liabilities that may arise on account of Shorts Industries activities, or those of its employees or its agents unless as direct result of the performance of the product.

▪	Hold Harmless:

- Shorts Industries agrees to use its best efforts to ensure that Product is transported, stored, and distributed in accordance with handling instructions provided by Entranet.

- Shorts Industries further agrees to use its best efforts to ensure that Product is provided to customers in a manner which facilitates its safe and proper use.

- Entranet shall have the right to enter and inspect any premise or facilities used by Shorts Industries for or in connection with the preparation, promotion, marketing, and distribution of the Product, at any time during normal business hours and shall further have the right to take a reasonable number of samples of the Product at no charge in order to determine Shorts Industries' compliance with the terms and conditions of the Agreement.

- Shorts Industries shall sell the Product on its own account and in no event shall Entranet be deemed liable for credits Shorts Industries may grant or for any other obligations the Distributor may have to fulfil for its sale or other types of transaction in the Territory.

- It is understood and agreed that Shorts Industries has no right or authority whatsoever to accept any financial obligation on Entranet's name or account without Entranet's prior written approval.

▪	Notices:

- Any report, accounting, objection, notice, or consent required or provided for by the terms of the Agreement shall be in writing, and all accounting, obligations, notices, consents, and reports provided for hereunder shall be sent by email to the business address of the party to be served therewith.

- It is agreed upon by both Parties that the business email address of the parties shall be as follows:

Entranet: info@entranetinc.com

Shorts Industries: info@shorts-lifts.co.uk

▪	Prohibition against Assignment:

- The Agreement is entered into in reliance upon and in consideration of the experience knowledge, skills, and qualification of and turst and confidence placed in Shorts Industries by Entranet.

- Therefore, neither Shorts Industries' interest in the Agreement nor any of its rights or privileges hereunder shall be assigned, transferred, shared, or divided voluntary or involuntarily, by operation of law or otherise, in any manner, without the prior written consent of Entranet. In the event of any change in management or effective financial control of Shorts Industries, Short Industries shall inform Entranet immediately. If, in the opinion of Entranet, this change adversely affects the management of Shorts Industries or the business or general best interest of either party, Entranet may, within ninety (90) days of Shorts Industries' notice, terminate the Agreement and cancel any or all pending orders by giving Shorts Industries ninety (90) days written notice, such terminator and/or cancellation to be effective at the end of such ninety (90) day period.

▪	Force Majeure:

- No failure or omission by any party in the performance of any obligation of the Agreement shall be deemed a breach of the Agreement nor create any liability if the same shall arise from any cause or causes beyond the control of such party, including, but not restricted to the folloing, which of the purposes of the Agreement shall be regarded as beyond the control of the party concerned: Government regulations, Acts of God, strikes or other acts of workers, fire, storm, explosions, riots, war, rebellion, transportation Embargoes, or failures or delays in transportation.

▪	Amendments:

- No amendment or other modification of the Agreement shall be valid or binding on any party hereto unless reduced to writing executed by the parties hereto.

▪	Waiver:

- No waiver by any party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by any party of the same or any other provision.

- None of the terms of the Agreement will be held to have been waived or altered unless such waiver or alteration is in writing and signed by all of the parties hereto.

▪	Governing Law and Arbitration:

- The Agreement shall be governed by, and construed and enforced in accordance with, the laws of England and Wales.

- The parties hereto agree that the venue for all actions to enforce terms under this agreement shall be the London Court of International Arbitration (70 Fleet Street London, UK EC4Y 1EU).

- The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation or arbitration between the parties with respect to or arising out of the Agreement in any jurisdiction other than that specified in this paragraph.

- Each party hereby waives any right it may have to assert the doctrine of forum non convenient or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph.

- Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified EU mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in the Agreement or at least address supplied by each party to the other.

- In the event that the Agreement is translated into any other language, the parties hereto agree that the English version shall control in any dispute of meaning or interpretation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this prospectus.

Our Management's Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors”.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

Overview

Entranet, Inc., through its brand name EntranetTM, is an emerging growth company that is the distributor of the Entranet brand products throughout the territories of the United States and Europe via an exclusive distribution agreement with Entranet, Limited, a Greek company that researches, develops, and manufactures integrated speech recognition technology for residential and commercial use.

Integrated speech recognition technology is the process of controlling compatible, third-party devices by using hardware and software applications that are designed to manipulate the user's environment to the desired conditions whether in an elevator for talk2lift or a home for housemate. With talk2lift, this information technology allows an elevator user to find and select the location of their destination via voice commands and with housemate, an individual or family user(s) is able to control and manipulate various, compatible third-party hardware and software devices such as a home thermostat and entertainment systems by voice activation. Under the distribution agreement, Entranet, Inc. is the exclusive distributor of the Entranet, Limited brands and authorized to sell talk2lift, housemate, and any additional new products and updates of current products throughout the United States and Europe.

Since our inception, we have engaged in significant operational activities as described in "Business," above.

We are an "emerging growth company" ("EGC") that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act ("the JOBS Act"), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission's (SEC's) reporting and disclosure rules (See "Emerging Growth Companies" section above). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Development/Milestone	Estimated Completion Date	Percentage Complete	Anticipated Cost
Year 1 – anticipated completion date of December 2017
Conclude commercial agreements for talk2lift	June 2017 and ongoing	100%	$12,000
Introduction and launch of housemate at the Smart Home World Summit 2015 in London	June 2015	100%	$15,000
Entranet announces the R&D launch for the next version of housemate (the housemate package)	June 2015	100%	$30,000
Sales and distribution network setup in Europe and the USA for talk2lift	June and ongoing	100%	$10,000
Completion of the Entranetinc.com website	September 2016	100%	$3,000
Completion of the housemate.online website	April 2017	100%	$3,000
Complete corporate policies	May 2019	70%	$25,000
Presentation of the new talk2lift at Interlift exhibition in Augsburg, Germany	October 2015	100%	$18,000
Initial demonstration and discussions with clients for the housemate package	June 2016	100%	$5,000
Development of the housemate package (R&D)	June 2017 and ongoing	80%	$85,000
Acquire Business and Management (BAM) Indemnity Insurance	May 2017	40%	$10,000
Conclude commercial agreements for housemate	May 2017 and ongoing	30%	$80,000
Contact all companies operating assisted living facilities in the U.S and Europe for the purpose of offering housemate+ solutions customized to their needs	May 2019 and ongoing	15%	$60,000
Entranet U.S. trademark to take expected to take effect. Final approval by USPTO.	December 2015	100%	$1,000
Sales and distribution network setup in Europe and the USA for housemate	December 2016 and ongoing	15%	$100,000

TOTAL:			$457,000

As of September 30, 2018September 30, 2018, we had $2,784 cash on hand for our operational needs. We plan to spend approximately $174,000 to implement milestones within the development of the business plan as described under the heading “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION” on page 62 of this prospectus. After these expenditures, we will have no cash on hand. Currently, our operating expenses are approximately $5,000 per month or $60,000 annually. We will require $10,000 per month or $120,000 over the next twelve (12) months to meet our existing operational costs, which consist of rent, advertising, salaries and other general, administrative expenses and to comply with the costs of being an SEC reporting company. If we fail to generate sufficient revenues to meet our monthly operating, post registration, costs of $10,000, we will not have available cash for our operating needs after approximately less than one month.

Results of Operations

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2019 . Our auditor has indicated in their report that these conditions raise substantial doubt about our ability to continue as a going concern.

Our results of operations are summarized below. To date, we have not generated revenue from business operations.

				For the Year Ended
	Nine Months Ended	Nine Months Ended	For the Year Ended	December 31,
	September 30,	September 30,	December 31,	December 31,
	2018	2017	2017	2016
Revenues	$—	$—	$—	$11,787
Total operating expenses	45,328	46,539	49,246	34,224
Loss from operations	(45,328)	(46,539)	(49,246)	(34,224)
Net loss	(45,418)	(46,661)	(49,901)	(34,858)

For the Nine months ended September 30, 2018, we incurred operating expenses of $45,328 and a net loss of $45,418. The operating expenses are costs related consulting fees, office and payroll expenses, general and administrative costs.

For the year ended December 31, 2017 we incurred operating expenses of $49,246. The operating expenses consisted of $44,500 in consulting and professional fees and $4,746 in other general and administrative costs. For the year ended December 31, 2016, we incurred operating expenses of $34,224. The operating expenses consisted of $26,500 of consulting and professional fees, and $7,724 of general and administrative costs.

Liquidity and Capital Resources

The following table provides detailed information about our net cash flows presented in this Report.

	Nine Months Ended		For the Year Ended
	September 30,	September 30,	December 31,	December 31,
Cash Flows	2018	2017	2017	2016
Net cash used in operating activities	$(43,106)	89	$(164)	$(12,863)
Net cash provided by (used in) investing activities	—	—	—	—
Net cash provided by financing activities	45,000	—	—	12,600
Net change in cash	1,894	89	(164)	(263)

We are an emerging growth company and are in the process of developing our products and services. Consequently, we have not generated revenues as of the date of this prospectus. We have no recurring source of revenue, an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2019. Our auditor has indicated in their report that these conditions raise substantial doubt about our ability to continue as a going concern.

In order to continue operate we require minimum capital as we need only pay server and lease expenses, which do not exceed $200. We believe we will have established a sales and distribution within the next 4 months. If we are unable to secure sales and distribution, Mr. Papageorgiou, our CEO, has agreed to advance additional minimal capital to continue operations until such time that the Company begins generating sales.

Operating Activities

Cash used in operating activities for the Nine months ended September 30, 2018 consisted of net loss as well as the effect of changes in working capital. Cash used in operating activities of $43,106 consisted of a net loss of $45,418. The net loss was partially offset by $(9,898) of accounts payable to related party and accrued payroll and expenses of $12,120.

Cash used in operating activities of $(89) for the Nine months ended September 30, 2017 consisted of a net loss of $46,661. The net loss was partially offset by $8,468 in accounts payable to related parties,, and by the payment of accrued expenses of $38,192.

Cash used in operating activities of $164 for the period ended December 31, 2017 consisted of a net loss of $49,401. The net loss was partially offset by 8,813 in accounts payable to related party, and accrued payroll and expenses of $40,304.

Cash used in operating activities of $12,863 for the year ended December 31, 2016 consisted of a net loss of $(34,858). The net loss was partially offset by accounts payable to a related party of $2,900, accrued payroll and accrued expenses of $8,975 and accounts receivable of $10,000.

Investing Activities

For the Nine months ended September 30, 2018 and 2017, we had no cash flow as result of investing activities. For the year ended December 31, 2017 and 2016, we had no cash flow as result of investing activities.

Financing Activities

Cash provided by financing activities for the Nine months ended September 30, 2018 and 2017 consisted of the sale of common stock of $45,000.00 and $0.00, respectively.

For the year ended December 31, 2017 received no cash flow from financing activities.

For the year ended December 31, 2016 we raised $12,600 from the sale of common stock.

We currently have no external sources of liquidity, such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If we are unable to raise the funds required to fund our operations, we will seek alternative financing through other means, such as borrowings from institutions or private individuals. There can be no assurance that we will be able to raise the capital we need for our operations from the sale of our securities. We have not located any sources for these funds and may not be able to do so in the future. We expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to cease operations. If we fail to raise funds, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Seasonality

We do not believe our business is subject to substantial seasonal fluctuations. We may experience lower sales of parts in difficult economic scenarios but we do not foresee the seasonality of our products to be an issue. Seasonality trends could have a material impact on our financial condition and results of operations in the future but we are not currently aware of the total impact that could result.

Inflation

Our business and operating results are not affected in any material way by inflation.

DESCRIPTION OF PROPERTY

On January 5, 2015, we entered into a lease agreement with Regus, plc. commencing on January 5, 2015 through April 30, 2015, for office space located at 110 East Broward Blvd, Suite 1700, Fort Lauderdale, Florida 33301. The monthly base rent is $138.48 and the property is adequate for all of the Company's currently planned activities. If we decide to renew our lease for three (3) additional months cost will remain the same and if we renew for a twelve (12) month period the cost will be $109 per month. On January 4, 2017 we renewed our lease agreement with Regus, plc for 12 months at a cost of $113 per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Entranet Limited

Entranet, Inc., a Florida corporation, has an exclusive distribution agreement with Entranet, Limited, a Greek company, for the United States and Europe. Entranet, Limited is also majority owned by Elefteris Papageoriou, our CEO and director of Entranet, Inc.

Elefteris Papageorgiou

During the period from May 8, 2014 (inception) to September 30, 2018 , Mr. Elefteris Papageorgiou, the Company’s CEO and a Director, advanced the Company $38,451 as an unsecured obligation. The funds were used to pay travel and operating expenses of the Company. The obligation bears no interest, has no fixed term and is not evidenced by any written agreement. Such amounts are due on demand.

On April 16, 2014 and June 18, 2014, the Company's CEO and director, Eleftherios Papageorgiou, advanced $12,000 and $6,000, respectively, to our business. The advances were interest bearing at a fixed rate of four percent (4%) per annum and were used for legal expenses. Payments to Papageorgiou have been made with a remaining balance of $3,000 as of September 30, 2018 and the balance is expected to be paid by June 2017. See Exhibit 10.9 for the entirety of this Agreement.

Directors

On May 15, 2014, we issued 15,300,000 shares of our common stock to Mr. Eletherios Papageorgiou for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $1,530. Also, on May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Eleftherios Papageorgiou whereby we agreed to pay him a base salary of $5,000 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to September 30, 2018, no salary has been paid and all amounts due have accrued.

On May 15, 2014, we issued 7,400,000 shares of our common stock to Mr. Nikolaos Stratigakis for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $740. Also, on May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Nikolaos Stratigakis whereby we agreed to pay him a base salary of $4,000 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to September 30, 2018, no salary has been paid and all amounts due have accrued.

On May 15, 2014, we issued 1,100,000 shares of our common stock to Mr. Theodoros Theocharis for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $110. Also, on May 15, 2014, we entered into a consultancy agreement until December 31, 2015 with Mr. Theodoros Theocharis whereby we agreed to pay him a base net fee of $3,500 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to September 30, 2018, no salary has been paid and all amounts due have accrued. Mr .Theocharis has since resigned.

On May 15, 2014, we issued 1,100,000 shares of our common stock to Mr. Eleftherios Kontos for services as our founder. We valued the shares at $0.0001 per share or an aggregate of $110. Also, on May 15, 2014, we entered into a consultancy agreement until December 31, 2015 with Mr. Eleftherios Kontos whereby we agreed to pay him a base net fee of $1,500 per month, plus a one-time payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 8, 2014 (inception) to September 30, 2018, no salary has been paid and all amounts due have accrued.

Corporate Governance and Director Independence

Our Board of Directors has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Directors have determined that they are not “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTC Markets does not provide such a definition. Therefore, our directors are not independent.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

▪	deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
▪	disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
▪	send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and
▪	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Markets Qualification for Quotation

To have our shares of common stock on the OTC Market, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our common stock under Rule 144.

Sales of Our Common Stock Under Rule 144

We presently have 29,346,472 common shares outstanding. Of these shares 1,471,472 common shares are held by non-affiliates and 27,875,000 common shares are held by affiliates, which Rule 144 of the Securities Act of 1933, as amended, defines as restricted securities. None of our outstanding shares are eligible for resale under Rule 144.

We are registering 1,471,472, common shares held by non-affiliates. We are not registering shares held by affiliates. The remaining non-affiliate shares as well as all of the remaining affiliates’ shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one (1) percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had fifty-one (51) shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the board of directors deems relevant.

Transfer Agent

Our transfer agent is West Coast Stock Transfer located at 721 N. Vulcan Ave. Ste. 205 Encinitas, CA 92024. Their telephone number is (619) 664-4780 and their website is located at http://www.westcoaststocktransfer.com.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2019, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2019, including a Form 10-K for the year ended December 31, 2019, assuming this registration statement is declared effective before that date. At or prior to December 31, 2019, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and ten percent (10%) stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on December 31, 2019. If we do not file a registration statement on Form 8-A at or prior to December 31, 2019, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Quotation Board, and our officers, directors and ten percent (10%) stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We will deliver an annual report to our security holders that will include audited financial statements regardless of whether we are obligated to do so.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits and any materials we file with the Commission may be read and copied, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov ). Our registration statement and other information we file with the SEC is available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for years ended December 31, 2017 and 2015.

Name and Principal Position	Year Ended	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Eleftherios Papageorgiou (1),Chief Executive Officer & Director	2015	$97,500	$0	$39,030	$0	$0	$0	$0	$136,530
	2016	$0	$0	$0	$0	$0	$0	$0	$0
	2017	$0	$0	$0	$0	$0	$0	$0	$0
	2018	$0	$0	$0	$0	$0	$0	$0	$0
Nikolaos Stratigakis (2), Vice President & Director	2015	$78,000	$0	$38,240	$0	$0	$0	$0	$116,240
	2016	$0	$0	$0	$0	$0	$0	$0	$0
	2017	$0	$0	$0	$0	$0	$0	$0	$0
	2018	$0	$0	$0	$0	$0	$0	$0	$0
Alexandros Psychogios (3), Director	2015	$0	$0	$290	$0	$0	$0	$0	$290
	2016	$0	$0	$0	$0	$0	$0	$0	$0
	2017	$0	$0	$0	$0	$0	$0	$0	$0
	2018	$0	$0	$0	$0	$0	$0	$0	$0
Eleftherios Kontos (4), Director	2015	$29,250	$0	$37,610	$0	$0	$0	$0	$66,860
	2016	$0	$0	$0	$0	$0	$0	$0	$0
	2017	$0	$0	$0	$0	$0	$0	$0	$0
	2018	$0	$0	$0	$0	$0	$0	$0	$0
Theodoros Theocharis (5), Director (resigned)	2015	$68,250	$0	$37,610	$0	$0	$0	$0	$105,860
	2016	$0	$0	$0	$0	$0	$0	$0	$0

As the employment agreements have expired, we have suspended all compensation until such time that the Board believes it can pay salaries from either cashflow or additional funds raised. As such, no compensation was recorded for the fiscal year 2018.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have and have never had any equity compensation plans and therefore no equity awards are outstanding as of the date of this registration statement.

Directors Compensation

Our directors do not receive any other compensation for serving on the board of directors.

Bonuses and Deferred Compensation

Per our current agreements with our officers and directors, we may pay applicable bonuses in addition as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters, or control persons during the past ten (10) years.

Board of Directors

All directors hold office until the expiration of their term and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the board of directors.

Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eleftherios Papageorgiou	0	0	0	0	0	0	0	0	0
Nikolaos Stratigakis	0	0	0	0	0	0	0	0	0
Alexandros Psychogios	0	0	0	0	0	0	0	0	0
Eleftherios Kontos	0	0	0	0	0	0	0	0	0

Employment Agreements with Management

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Eleftherios Papageorgiou as CEO of Entranet, Inc., whereby we agreed to pay him a base salary of $5,000 per month for the Term (or a total of $97,500 for the Term), plus one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 to December 31, 2014, the total accrued salary was $37,500. Additionally, under the employment agreement, Mr. Papageorgiou will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 9% (nine percent) of such operating profits until $97,500 is reached. See Exhibit 10.4 for the entirety of this Agreement.

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Nikolaos Stratigakis as Vice President of Entranet, Inc., whereby we agreed to pay him a base salary of $4,000 per month for the Term (or a total of $78,000 for the Term), plus a one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 (to December 31, 2014, the Company has accrued the salary of $30,000. Additionally, under the employment agreement Mr. Stratigakis will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 7% (seven percent) of such operating profits until $78,000 is reached. See Exhibit 10.5 for the entirety of this Agreement.

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Eleftherios A. Kontos as Consultant of Entranet, Inc., whereby we agreed to pay him a base salary of $1,500 per month for the Term (or a total of $29,250 for the Term), plus a one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 to December 31, 2014, the Company has accrued the salary of $11,250. Additionally, under the employment agreement Mr. Kontos will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 2.5% (two-and-a-half percent) of such operating profits until $29,250 is reached. See Exhibit 10.6 for the entirety of this Agreement. Mr. Kontos no longer provides consulting services for the Company.

On May 15, 2014, we entered into an employment agreement until December 31, 2015 with Mr. Theodoros P. Theocharis as Consultant of Entranet, Inc., whereby we agreed to pay him a base salary of $3,500 per month for the Term (or a total of $68,250 for the Term), plus a one-time irrevocable payment of 62,500 shares of common stock plus applicable bonuses as are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board. During the period from May 15, 2014 to December 31, 2014, the Company has accrued the salary of $26,250. Additionally, under the employment agreement Mr. Theocharis will be paid the base salary portion of the compensation from investor equity and/or loan facilities and/or from Entranet's operating profits and under the agreement, if the amount is to be paid via operating profits, Entranet is required to allocate a minimum of 6.5% (six-and-a-half percent) of such operating profits until $68,250 is reached. See Exhibit 10.7 for the entirety of this Agreement. Mr. Theocharis no longer provides consulting services for the Company.

Under our employment agreement with the above listed, we must allocate up to 25% (twenty-five percent) of our operating profits for employment contracts.

Our board of directors determines the compensation paid to our executive officers based upon the years of service to us, whether services are provided on a full time basis and the experience and level of skill required.

We may award our officers and directors shares of common stock as non-cash compensation as determined by the board of directors from time to time. The board will base its decision to grant common stock as compensation on the level of skill required to perform the services rendered and time committed to providing services to us.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

  Any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);
  Any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;
  Any option or equity grant;
  Any non-equity incentive plan award made to a named executive officer;
  Any nonqualified deferred compensation plans including nonqualified defined contribution plans; or
  Any payment for any item to be included under in the Summary Compensation Table.

Since all employment agreements have expired, management has agreed to continue working without formal employment agreements until cash flows allow for actual payments of salaries, at which time management and the Company shall formalize new employment agreements with terms to be determined in the future. However, we intend to maintain the basic formulas for compensation as presented.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS – SUBJECT TO COMPLETION DATED ___, 2019

ENTRANET, INC.

Selling shareholders are offering up to 1,471,472 shares of common stock. The selling shareholders will offer their shares at up to $0.60 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Markets.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the common shares being offered by this Prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

We outsourced legal, financial, and auditor services, as we do not have the operational size to handle such services in-house, for the purpose of structuring Entranet, Inc. towards achieving operating status in the U.S. markets and registration with the OTCQB. Likewise, we outsourced governance matters, business and financial planning to two consultants, as we do not have the resources or the size to justify employing such professionals full-time.

Item	Amount
SEC Registration Fee	$103
Legal Fees and Expenses*	$48,000
Accounting Fees and Expenses*	$18,625
Miscellaneous*	$10,000
Total*	$76,728
*Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Issuance of Common Stock

The Company has 490,000,000 shares, $0.0001 par value, of common stock authorized.

The Company issued 27,800,000 to its founders.

During the period from July 3, 2014 to September 23, 2014, the Company issued 96,000 shares of common stock to 6 investors for cash proceeds of $57,600 at $0.60 per share.

On September 1, 2014, the Company issued 120,000 shares of common stock to four investors for cash proceeds of $120 at $0.001 per share. The $120 was recorded as a subscription receivable.

On September 1, 2014, the Company issued 45,468 shares of common stock to one investor for cash proceeds of $6,002 at $0.132 per share.

On September 1, 2014, the Company issued 704,250 shares of common stock to 17 investors for cash proceeds of $70 at 0.0001 per share. The amount was recorded as subscription receivable.

On December 9, 2014, the Company issued 33,334 shares of common stock to one investor for cash proceeds of $3 at $0.0001 per share. The amount was recorded as subscription receivable.

On December 15, 2014, the Company issued 250,000 shares of common stock to one investor for cash proceeds of $25 at $0.0001 per share. The amount was recorded as subscription receivable.

On December 17, 2014, the Company issued 45,834 common shares to three investors for cash proceeds of $13,750 at $0.30 per share. The amount was recorded as subscription receivable.

On January 7, 2015, the Company issued 4,166 shares of common stock for cash proceeds of $1,250.

On January 9, 2015, the Company issued 100,000 shares of common stock for payment of the stock payable of $60,000.

On February 25, 2015, the Company issued 20,000 shares of common stock for cash proceeds of $12,000.

On February 27, 2015, the Company issued 9,420 shares of common stock for cash proceeds of $5,652.

On June 18, 2015, the Company issued 22,000 shares of common stock for cash proceeds of $13,200.

On July 18, 2015, the Company issued 25,000 shares of common stock for cash proceeds of $15,000.

On February 24, 2016, the Company issued 21,000 shares of common stock for cash proceeds of $12,600.

In the one year prior to this Offering, we offered and sold securities below. None of the issuances involved underwriters, underwriting discounts or commissions. We relied upon Sections 4(2) of the Securities Act, and Rule 504 of the Securities Act of 1933, as amended for the offer and sale of the securities.

We believed these exemptions were available because:

  we are not a blank check company;
  we filed a Form D, Notice of Sales, with the SEC;
  sales were not made by general solicitation or advertising;
  all certificates had restrictive legends;
  sales were made to persons with a pre-existing relationship with one or more of: (i) our chief executive officer, president and director, Mr. Eleftherios Papageorgiou, (ii) our director, Mr. Eleftherios Kontos, (iii) our director, Mr. Alexandros Psychogios, (iv) our vice president and director Mr. Nikolaos Stratigakis, and (v) our director, Mr. Theodoros Theocharis, at the time of the offer and sale.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

▪	None of these issuances involved underwriters, underwriting discounts or commissions.
▪	Restrictive legends were and will be placed on all certificates issued as described above.
▪	The distribution did not involve general solicitation or advertising.
▪	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although the investors may have also been accredited, we provided the following to all investors:

▪	Access to all our books and records.
▪	Access to documents relating to our operations.
▪	The opportunity to obtain any additional information, including information relating to all of our agreements with third parties which were only oral and not written, to the extent we possessed such information, and including all information necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business.

Common Stock Offering For Cash Consideration

As of February 27, 2015, we sold 1,328,472 shares of our common stock to thirty-six (36) shareholders for the price of up to $.60 per share or an aggregate of $155,257.

Shares for Services

On May 8, 2014, we issued 15,300,000 shares of our common stock to Chief Executive Officer and Director Eleftherios Papageorgiou for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $1,530. For the year ending December 31, 2014, we would issue 62,500 common shares valued at $0.60 for a total of $37,500. These shares are still outstanding and payable as of September 30, 2018.

On May 8, 2014, we issued 7,400,000 shares of our common stock to Vice President and Director Nikolaos Stratigakis for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $740. For the year ending December 31, 2014, we would issue 62,500 common shares valued at $0.60 for a total of $37,500. These shares are still outstanding and payable as of September 30, 2018.

On May 8, 2014, we issued 2,900,000 shares of our common stock to Director Alexandros Psychogios for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $290.

On May 8, 2014, we issued 1,100,000 shares of our common stock to Director Eleftherios Kontos for services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110. For the year ending December 31, 2014, we would issue 62,500 common shares valued at $0.60 for a total of $37,500. These shares are still outstanding and payable as of September 30, 2018.

On May 8, 2014, we issued 1,100,000 shares of our common stock to Director Theodoros Theocharis services rendered. We valued these shares at the price of $0.0001 per share or an aggregate of $110. For the year ending December 31, 2014, we would issue 62,500 common shares valued at $0.60 for a total of $37,500. These shares are still outstanding and payable as of September 30, 2018.

On May 8, 2014 and January 9, 2015, we issued 100,000 and 50,000 shares to Feinstein Law, P.A. for services rendered, respectively. We valued these shares at $0.60 per share or an aggregate of $60,000 and $30,000, respectively. Feinstein Law, P.A. is a Florida professional association controlled by Todd Feinstein. On August 11, 2014 and January 9, 2015, we issued 25,000 and 50,000 common shares to Jonathan C. Dunsmoor for legal services rendered, respectively. Jonathan C. Dunsmoor is of counsel to Feinstein Law, P.A. We valued these shares at $0.60 per share or $15,000 and $30,000, respectively. On August 17, 2016 the Company cancelled 150,000 shares per a settlement with Feinstein Law, P.A.

EXHIBITS

			Incorporated by reference
Exhibit		Filed			Filing
Number	Exhibit Description	herewith	Form	Exhibit	date
3.1	Articles of Incorporation		S-1	3.1	1/6/2017
3.2	Bylaws		S-1	3.2	1/6/2017
5.1	Legal Opinion of Eilers Law Group, P.A.		S-1/A	5.1	2/28/2017
10.1	Distribution Agreement between Entranet Limited (Greece) and Entranet, Inc.		S-1	10.1	1/6/2017
10.2	Addendum Agreement between Entranet Limited (Greece) and Entranet, Inc.		S-1	10.2	1/6/2017
10.3	Agreement between Entranet, Inc. and Papageorgiou - Entranetinc.com		S-1	10.3	1/6/2017
10.4	Agreement between Entranet, Inc. and Papageorgiou		S-1	10.4	1/6/2017
10.5	Agreement between Entranet, Inc. and Stratigakis		S-1	10.5	1/6/2017
10.6	Agreement between Entranet, Inc. and Kontos		S-1	10.6	1/6/2017
10.7	Agreement between Entranet, Inc. and Regus, plc.		S-1	10.7	1/6/2017
10.8	Agreement between Entranet, Inc. and Shorts Industries Limited		S-1/A	10.8	2/9/2017
10.9	Agreement between Entranet, Inc. and Papageorgiou - Promissory Note		S-1	10.9	1/6/2017
10.10	Agreement between Entranet, Inc. and Theocharis		S-1	10.7	3/10/2015
10.11	Agreement between Entranet, Inc. and Kronos Holdings		S-1/A	10.11	7/20/2017
10.12	Agreement between Entranet, Inc. and Innovative Industries, Inc.		S-1/A	10.12	7/20/2017
21.0	Disclosure of wholly-owned subsidiary, Entranet, Limited in the United Kingdom		S-1	21.0	1/6/2017
23.1	Consent of GBH CPAs, PC		S-1/A	23.1	7/20/2017
23.2	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1)		S-1/A	5.1	2/28/2017

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

UNDERTAKINGS

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 15, 2019.

Entranet, Inc.

By:	/s/ Eleftherios Papageorgiou
Eleftherios Papageorgiou
Chief Executive Officer & Director
Principal executive officer, principal financial officer, and principal accounting officer.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

NAME	TITLE	DATE

/s/ Eleftherios Papageorgiou	Chief Executive Officer & Director	February 15, 2019
Eleftherios Papageorgiou	Principal executive officer, principal financial officer, and principal accounting officer.

NAME	TITLE	DATE

/s/ Nikolas Statigakis	Director	February 15, 2019
Nikolas Statigakis

NAME	TITLE	DATE

/s/ Alexandros Psychogios	Director	February 15, 2019
Alexandros Psychogios

NAME	TITLE	DATE

/s/ Eleftherios Kontos	Director	February 15, 2019
Eleftherios Kontos

ENTRANET, INC.

FINANCIAL STATEMENTS

ENTRANET, INC

Balance Sheets

	Sept, 30	Dec 31,
	2018	2017
ASSETS	(unaudited)
CURRENT ASSETS
Cash	$2,784	$890
Accounts Receivable	—	—
Prepaid Expenses	—	—

Total Current Assets	2,784	890

Total assets	$2,784	$890

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accrued Expenses	$343,585	$331,465
Accrued interests - related party	330	240
Due to Related Party	36,595	46,493
Stock Payable	210,000	210,000
Note payable - related party	3,000	3,000
Total current liabilities	593,510	591,198

SHAREHOLDERS' DEFICIT
Common stock, par value $0.0001; 490,000,000 shares authorized, 29,346,472 and 29,421,472 shares issued and outstanding at Sept 30, 2018, and Sept 30, 2017, respectively	2,935	2,927
Additional paid in capital	254,332	209,340
Accumulated deficit	(846,629)	(801,211)
Subscription receivable	(1,364)	(1,364)
Total shareholders' deficit	(590,726)	(590,308)
Total liabilities and shareholders' deficit	$2,784	$890

See accompanying notes to condensed financial statements.

ENTRANET, INC

Statements of Operations and Comprehensive Loss - Unaudited

For The Nine Months Ended Sept 30, 2018 and

for The Nine Months Ended Sept 30, 2017

	For The Nine Months Ended	For The Nine Months Ended
	Sept 30,	Sept 30,
	2018	2017
	(unaudited)	(unaudited)

Revenues	$—	$—

Cost of Sales	$—	$—
Gross Profit	—	—

Expenses
Consulting and professional fees	31,380	42,500
R & D fees - Related Party	10,000	—
Officers payroll expenses	—	—
Other general and administrative costs	3,948	4,039

Total operating expenses	45,328	46,539

Loss from operations	(45,328)	(46,539)

Other income (expense)
Interest income	—	—
Interest expenses	(90)	(90)
Foreign exchange gain (loss)	—	(32)
Total other expense, net	(90)	(122)

Income (Loss) before provision for income taxes	(45,418)	(46,661)

Provision for income taxes	—	—

Net Loss	(45,418)	(46,661)

Other Comprehensive Income	—	—

Comprehensive Loss	$(45,418)	$(46,661)

Earnings per share of common stock outstanding computed on net loss - basic and fully diluted	$(0.00)	$(0.00)

Weighted-average number of shares outstanding – basic and fully diluted	29,998,616	29,271,472

See accompanying notes to condensed financial statements.

ENTRANET, INC

Statement of Shareholder's Deficit - Unaudited

for the Nine Months Ended September 30, 2018 and

For The period from May 8, 2014 (Inception) to September 30, 2018

	Common Stock		Additional Paid-in	Accumulated	Subscription	Common Stock Reserved for	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Issuance	Equity

Inception, May 8, 2014	—	$—	$—	$—	$—	$—	$—
Shares issued for cash at $0.60 per share	96,000	10	57,590	—	—	—	57,600
Shares issued for cash at $0.001 per share	120,000	12	108	—	(120)	—	—
Shares issued for cash at $0.0001 per share	28,729,250	2,873	—	—	(2,873)	—	—
Shares issued for cash at $0.132 per share	45,468	4	5,998	—	(2)	—	6,000
Shares issued for cash at $0.0001 per share	33,334	3	—	—	(3)	—	—
Shares issued for cash at $0.0001 per share	250,000	25	—	—	(25)	—	—
Shares issued for cash at $0.3 per share	45,834	5	13,745	—	(13,750)	—	—
Cancellation of 100,000 shares issued for cash at $0.001 per share	(100,000)	(10)	—	—	10	—	—
Adj for Founders shares	—	—	(2,793)	—	2,793	—	—
Stock-based compensation	—	—	75,000	—	—	—	75,000
Net loss for the period from May 8, 2014 (Inception) to December 31, 2014	—	—	—	(493,637)	—	—	(493,637)

Balance, December 31, 2014 - audited	29,219,886	$2,922	$149,648	$(493,637)	$(13,970)	$—	$(355,037)
Shares issued for cash at $0.30 per share	4,166	0.42	1,249	—	—	—	1,250
Shares issued for cash at $0.0001 per share	50,000	5.00	—	—	(5)	—	—
Shares issued for cash at $0.0001 per share	50,000	5.00	—	—	(5)	—	—
Shares issued for cash at $0.6 per share	9,420	0.94	5,651	—	(295)	—	5,357
Shares issued for cash at $0.6 per share	20,000	2.00	11,998	—	(1,084)	—	10,916
Shares issued for cash at $0.6 per share	2,000	0.20	1,200	—	—	—	1,200
Shares issued for cash at $0.6 per share	10,000	1.00	5,999	—	—	—	6,000
Shares issued for cash at $0.6 per share	10,000	1.00	5,999	—	—	—	6,000
Cash received on subscription receivables	—	—	—	—	13980	—	13,980
Shares issued for cash at $0.6 per share	25,000	2.50	14,998	—	—	—	15,000
Net loss for the year ended December 31, 2015	—	—	—	(223,315)	—	—	(223,315)
Balance, December 31, 2015 - audited	29,400,472	$2,940	$196,742	$(716,952)	$(1,379)	$—	$(518,649)

Shares issued for cash at $0.6 per share	21,000	2.10	12,598	—	—	—	12,600
Common Shares Cancelled	(150,000)	(15)	—	—	15	—	—
Net loss for the year ended December 31, 2016	—	—	—	(34,858)	—	—	(34,858)
Balance, December 31, 2016 - unaudited	29,271,472	2,927	209,340	(751,810)	(1,364)	—	(540,907)

Net loss for the year ended December 31, 2017	—	—	—	(49,401)	—	—	(49,401)
Balance, December 31, 2017 - unaudited	29,271,472	2,927	209,340	(801,211)	(1,364)	—	(590,308)

Net loss for the Three Months Ended March 31, 2018	—	—	—	(2,756)	—	—	(2,756)
Balance, March 31, 2018 - unaudited	29,271,472	2,927	209,340	(803,967)	(1,364)	—	(593,064)

Shares issued for cash at $0.6 per share	75,000	7.50	44,993	—	—	—	45,000
Net loss for the Six Months Ended June 30, 2018	—	—	—	(19,476)	—	—	(19,476)
Balance, June 30, 2018 - unaudited	29,346,472	2,935	254,332	(823,443)	(1,364)	—	(567,540)

Shares issued for cash at $0.6 per share	—	—	—	—	—	—	—
Net loss for the Nine Months Ended Sept 30, 2018	—	—	—	(23,186)	—	—	(23,186)
Balance, Sept 30, 2018 - unaudited	29,346,472	2,935	254,332	(846,629)	(1,364)	—	(590,725)

See accompanying notes to condensed financial statements.

ENTRANET, INC

Statements of Cash Flows - Unaudited

For The Nine Months Ended September 30, 2018 and

for The Nine Months Ended September 30, 2017

(Unaudited)

	For The Nine Months Ended	For The Nine Months Ended
	Sept 30,	Sept 30,
	2018	2017
Cash Flows from Operating Activities
Net loss for the period	$(45,418)	$(46,661)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase (Decrease) in
Accounts Payable - related party	(9,898)	8,468
Accrued interests - related party	90	90
Accrued payroll and accrued expenses	12,120	38,192
Net cash used in operating activities	(43,106)	89

Cash Flows from Financing Activities
Sale of common stock	45,000	—
Net cash provided by financing activities	45,000	—

Increase (Decrease) in Cash	1,894	89

Cash at beginning of period	890	1,052
Cash at end of period	$2,784	$1,141

Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid for the period	$—	$—
Income taxes paid for the period	$—	$—

See accompanying notes to condensed financial statements.

ENTRANET, INC

Notes to the Financial Statements

September 30, 2018

(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS

Entranet, Inc. (The “Company”) was incorporated in the State of Florida on May 8, 2014. The company was formed to engage in the commercial production, distribution and exploitation of the voice control systems for the housing industry and assisted living markets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

ENTRANET, INC

Notes to the Financial Statements

September 30, 2018

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values in accordance with ASC Topic 718, for all share-based awards made to employees and directors, including stock options.

For transactions in which we obtain certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2018.

ENTRANET, INC

Notes to the Financial Statements

September 30, 2018

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Subsequent Events

The Company has analyzed the transaction from September 30, 2018 to the date these financial statements were issued for subsequent event disclosure purposes.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplates the continuation of the Company as a going concern. The Company had $11,787 of revenue for the year ended December 31, 2015 and no revenues for the years ended December 31, 2016 and 2017, and for the nine months ended September 30, 2018. The Company currently has a deficit in shareholder’s equity and in working capital, with Mr. Eleftherios Papageorgiou personally contributing for expenses. The company has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – RELATED PARTY TRANSACTIONS

Entranet, Inc. has an exclusive distribution agreement with Entranet, Limited, a Greek company, for the United States and Europe. They manufacture the products for resale and are responsible for research and development. Entranet, Limited is also majority owned by Elefteris Papageoriou, our CEO and director of Entranet, Inc.

Entranet, Limited invoiced Entranet, Inc in the amount of $10,000 as of September 30, 2018 for research and development fees.

ENTRANET, INC

Notes to the Financial Statements

September 30, 2018

(Unaudited)

NOTE 5 – DUE TO RELATED PARTY

During the period from May 8, 2014 to September 30, 2018, Mr. Lefteris Papageorgiou, the Company’s President, Secretary, Treasurer and a Director, has periodically advanced the Company funds as an unsecured obligation. The funds were used to pay travel and operating expenses of the Company. The obligation bears no interest, has no fixed term and is not evidenced by any written agreement. The amount due to related party was $36,595 and $46,493 as of September 30, 2018 and December 31, 2017, respectively.

NOTE 6 – NOTE PAYABLE - RELATED PARTY

On June 18, 2014, Mr. Eleftherios Papageorgiou, the Company’s Director, loaned $18,000 to the Company to pay legal fees. The note payable bears 4% interest per annum and was due on December 31, 2014. At December 31, 2015, $388 was accrued as accrued interest expense. In March 2015 a total of $15,000 was repaid on the note payable. As of September 30, 2018, $3,000 was the balance of the note payable and $330 was accrued as accrued interest expense. A default interested rate was not assessed for the note payable after its due date.

NOTE 7 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	Sept. 30, 2018	Dec. 31, 2017
Accrued payroll – related parties	$175,500	$175,500
Accrued consulting fees - consultants	97,500	97,500
Accrued expenses	70,585	58,465
Total	$343,585	$331,465

ENTRANET, INC

Notes to the Financial Statements

September 30, 2018

(Unaudited)

NOTE 7 – ACCRUED EXPENSES (CONTINUED)

On May 15, 2014, the Company entered into four employment agreements with Mr. Eleftherios Papageorgiou as CEO, Mr. Nikolaos Stratigakis as Vice President, Mr. Theodoros P. Theocharis as Consultant and Mr. Eleftherios A. Kontos as Consultant until December 31, 2015:

•	The Company agreed to pay Mr. Eleftherios Papageorgiou as CEO a base salary of $5,000 per month, plus a one-time issuance of 62,500 shares of common stock.
•	The Company agreed to pay Mr. Nikolaos Stratigakis as Vice President a base salary of $4,000 per month, plus a one-time issuance of 62,500 shares of common stock.
•	The Company agrees to pay Mr. Theodoros P. Theocharis as Consultant a base salary of $3,500 per month, plus a one-time issuance of 62,500 shares of common stock.
•	The Company agreed to pay Mr. Eleftherios A. Kontos as Consultant a base salary of $1,500 per month, plus a one-time issuance of 62,500 shares of common stock.

Applicable bonuses are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.

All shares were vested immediately, and the company recognized $75,000 of stock – based compensation to employees under salaries expense and $75,000 of stock – based compensation to consultants under consulting and professional expense during the period from May 15, 2014 (inception) to December 31, 2017. In addition, the Company has reserved 250,000 shares for future issuance to the officers and consultants as of September 30, 2018 and December 31, 2017.

As of December 31, 2015, the total accrued salaries to Mr. Eleftherios Papageorgiou and Mr. Nikolaos Stratigakis were $175,500 and the total accrued consulting fee to Mr. Theodoros P. Theocharis and Mr. Eleftherios A. Kontos were $97,500. For the year ended December 31, 2017 and the nine months ended September 30, 2018 there were no additional accrued salaries for Mr. Eleftherios Papageorgiou and Mr. Nikolaos Stratigakis and there were no accrued consulting fees to Mr. Theodoros P. Theocharis and Mr. Eleftherios A. Kontos.

NOTE 8 – STOCK PAYABLE

As of May 15, 2014, along with the employment agreements (see Note 7 – Accrued Expenses) shares for service were to be issued to the following individuals at $0.60:

Mr. Eleftherios Papageorgiou accrued 162,500 shares of common stock salary valued at $97,500

Mr. Nikolaos Stratigakis accrued 62,500 shares of common stock salary value at $37,500

Mr. Theodoros P. Theocharis accrued 62,500 shares of common stock salary value at $37,500

Mr. Eleftherios A. Kontos accrued 62,500 shares of common stock salary value at $37,500

As of September 30, 2018, the total Stock Payable is valued at $210,000 where the price over this period and recently is basically $0.60 and steady with only a few fluctuations that would have resulted in a loss as of March 31, 2015 and then a gain back as of June 30, 2015, cancelling each other out and the same result for the year ended December 31, 2015 as a result no adjustment was made. Stock payable remains at current price and mostly historical price of $0.60 and is accurately reflected as a liability at this price until paid. The company has not made any plan to issue these shares as of September 30, 2018.

ENTRANET, INC

Notes to the Financial Statements

September 30, 2018

(Unaudited)

NOTE 9 – COMMON STOCK

Issuance of Common Stock

The Company has 490,000,000, $0.0001 par value shares of common stock authorized.

The Company issued 27,800,000 to its founders valued at $2780 ($0.0001 per share).

On January 9, 2015, the Company issued 4,166 shares of common stock to Agamemnon Papadimitriou for cash proceeds of $1,250.00 at $0.30 per share.

On January 9, 2015, the Company issued 50,000 shares of common stock to Todd Feinstein for cash proceeds of $5 at $0.0001 per share.

On January 9, 2015, the Company issued 50,000 shares of common stock to Jon Dunsmoor for cash proceeds of $5 at $0.0001 per share.

On March 30, 2015, the Company issued 9,420 shares of common stock to Ioannis Rousas for cash proceeds of $5,652 at $0.60 per share.

On March 30, 2015, the Company issued 20,000 shares of common stock to Konstantinos Kokovidis for cash proceeds of $12,000 at $0.60 per share.

On June 18, 2015, the Company issued 10,000 shares of common stock to Panagiota Pipili for cash proceeds of $6,000 at $0.60 per share.

On June 18, 2015, the Company issued 10,000 shares of common stock to Dimitris Pipilis for cash proceeds of $6,000 at $0.60 per share.

On June 18, 2015, the Company issued 2,000 shares of common stock to Chrysostomos Chatzistavrou for cash proceeds of $1,200 at $0.60 per share.

On July 18, 2015, the Company issued 25,000 shares of common stock to Thomas Ressiniotis for cash proceeds of $15,000 at $0.60 per share.

On February 24, 2016, the Company issued 21,000 shares of common stock to Konstantinos Flegkas for cash proceeds of $12,600 at $0.60 per share.

On May 14, 2018, the Company issued 75,000 shares of common stock to Steamrays Ltd for cash proceeds of $45,000 at $0.60 per share.

There were 29,346,472 shares of common stock issued and outstanding as of September 30, 2018.

Common Stock Reserved for Issuance

At September 30, 2018, the Company has reserved 250,000 shares for issuance to the officers and consultants as per employment agreements (See Note 7).

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

The company does not have any pending or outstanding litigation contingencies.

ENTRANET, INC

Notes to the Financial Statements

September 30, 2018

(Unaudited)

NOTE 11 – INCOME TAXES

Due to the Company’s net loss position, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

The components of net deferred tax assets are as follows:

	Sept 30,	Sept 30,
	2018	2017

Net operating loss carry-forward	352,992	590,530
Deferred tax asset	74,128	200,780
Less: valuation allowance	(74,128)	(200,780)
Net deferred tax asset	—	$—

The Company had federal net operating loss carry forwards for tax purposes of approximately $74,000 at September 30, 2018, which may be available to offset future taxable income and which, if not used, begin to expire in 2034. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 12 – SUBSEQUENT EVENT

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2018 through February 14, 2019, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Entranet, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Entranet, Inc. (the "Company") as of December 31, 2017 and 2016, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s minimal activities raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

February 15, 2019

ENTRANET, INC.

Balance Sheets

	December 31,	December 31,
	2017	2016
ASSETS	(unaudited)
CURRENT ASSETS
Cash	$890	$1,052
Accounts Receivable	—	—
Prepaid Expenses	—	—

Total Current Assets	890	1,052

Total assets	$890	$1,052

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
Accrued Expenses	$331,465	$291,161
Accrued interests - related party	240	120
Accounts Payable	—	—
Due to Related Party	46,493	37,680
Stock Payable	210,000	210,000
Note payable - related party	3,000	3,000
Total current liabilities	591,198	541,962

SHAREHOLDERS' DEFICIT
Common stock, par value $0.0001; 490,000,000 shares authorized, 29,271,472 shares issued and outstanding at December 31, 2017, and December 31, 2016, respectively	2,927	2,927
Additional paid in capital	209,340	209,340
Accumulated deficit	(801,211)	(751,811)
Subscription receivable	(1,364)	(1,364)
Total shareholders' deficit	(590,308)	(540,909)
Total liabilities and shareholders' deficit	$890	$1,052

See accompanying notes to condensed financial statements.

ENTRANET, INC.

Statements of Operations and Comprehensive Loss - Unaudited

For The Year Ended December 31, 2017 and

For The Year Ended December 31, 2016

	For The Year Ended	For The Year Ended
	December 31, 2017	December 31, 2016
	(unaudited)

Revenues	$—	$—

Cost of Sales	—	$—
Gross Profit	—	—

Expenses
Consulting and professional fees	44,500	26,500
Officers payroll expenses	—	—
Other general and administrative costs	4,746	7,724

Total operating expenses	49,246	34,224

Loss from operations	(49,246)	(34,224)

Other income (expense)
Interest income	—	—
Interest expenses	(120)	(120)
Foreign exchange gain (loss)	(35)	(514)
Total other expense, net	(155)	(634)

Income (Loss) before provision for income taxes	(49,401)	(34,858)

Provision for income taxes	—	—

Net Loss	(49,401)	(34,858)

Other Comprehensive Income	—	—

Comprehensive Loss	$(49,401)	$(34,858)

Earnings per share of common stock outstanding computed on net loss - basic and fully diluted	$(0.00)	$(0.00)

Weighted-average number of shares outstanding – basic and fully diluted	29,271,472	29,362,226

See accompanying notes to condensed financial statements.

ENTRANET, INC.

Statement of Shareholder's Deficit - Unaudited

for the Year Ended December 31, 2017 and 2016

	Common Stock		Additional Paid-in	Accumulated	Subscription	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Equity

Balance, December 31, 2015	29,400,472	$2,940	$196,742	($716,952)	($1,379)	($518,649)
Shares issued for cash	21,000	$2	$12,598	—	—	$12,600
Shares issued for services	—	—	—	—	—	—
Cash received for subscription receivable	—	—	—	—	—	—
Common Shares Cancelled December 31,2016	(150000)	($15)	—	—	$15	$—
Net loss for the year ended December 31,2016	—	—	—	($34,858)	—	($34,858)
Balance, December 31, 2016	29,271,472	$2,927	$209,340	($751,810)	($1,364)	($540,907)

Shares issued for cash	—	—	—	—	—	—
Shares issued for services	—	—	—	—	—	—
Cash received for subscription receivable	—	—	—	—	—	—
Common Shares Cancelled December 31,2017	—	—	—	—	—	—
Net loss for the year ended December 31, 2017	—	—	—	($49,401)	—	($49,401)
Balance, December 31, 2017	29,271,472	$2,927	$209,340	($801,211)	($1,364)	($590,308)

See accompanying notes to condensed financial statements.

ENTRANET, INC.

Statements of Cash Flows - Unaudited

For The Year Ended December 31, 2017 and

For The Year Ended December 31, 2016

	For The Year Ended	For The Year Ended
	December 31,	December 31,
	2017	2016
Cash Flows from Operating Activities
Net loss for the period	$(49,401)	$(34,858)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock based compensation
– included in consulting and professional fee	—	—
– included in salaries	—	—
Increase (Decrease) in	—	—
Accounts Receivable	—	10,000
Accounts Payable - related party	8,813	2,900
Accounts Payable	—	—
Accrued interests - related party	120	120
Accrued payroll and accrued expenses	40,304	8,975
Net cash used in operating activities	(164)	(12,863)

Cash Flows from Investing Activities	—	—

Cash Flows from Financing Activities
Sale of common stock	—	12,600
Principal payments on note payable - related party	—	—
Net cash provided by financing activities	—	12,600

Increase (Decrease) in Cash	(164)	(263)

Cash at beginning of period	1,052	1,315
Cash at end of period	$890	$1,052

Supplemental Disclosure of Interest and Income Taxes Paid
Interest paid for the period	$—	$—
Income taxes paid for the period	$—	$—

See accompanying notes to condensed financial statements.

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 1 – DESCRIPTION OF BUSINESS

Entranet, Inc. (The “Company”) was incorporated in the State of Florida on May 8, 2014. The company was formed to engage in the commercial production, distribution and exploitation of the voice control systems for the housing industry and assisted living markets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values for all share-based awards made to employees and directors, including stock options.

For transactions in which we obtain certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2017

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Subsequent Events

The Company has analyzed the transaction from December 31, 2017 to the date these financial statements were issued for subsequent event disclosure purposes.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplates the continuation of the Company as a going concern. The Company had no revenue for the years ended December 31, 2016 and 2017. The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 4 – DUE TO RELATED PARTY

During the period from May 8, 2014 to December 31, 2017, Mr. Lefteris Papageorgiou, the Company’s President, Secretary, Treasurer and a Director, has periodically advanced the Company funds as an unsecured obligation. The funds were used to pay travel and operating expenses of the Company. The obligation bears no interest, has no fixed term and is not evidenced by any written agreement. The amount due to related party was $46,493 and $37,679 as of December 31, 2017 and 2016, respectively.

NOTE 5 – NOTE PAYABLE - RELATED PARTY

On June 18, 2014, Mr. Eleftherios Papageorgiou, the Company’s Director, loaned $18,000 to the Company to pay legal fees. The note payable bears 4% interest per annum, and was due on December 31, 2014. At December 31, 2015, $388 was accrued as accrued interest expense. In March 2015 a total of $15,000 was repaid on the note payable. As of December 31, 2017, $240 was accrued as accrued interest expense.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

	December 31, 2017	December 31, 2016
Accrued payroll – related parties	$175,500	$175,500
Accrued consulting fees - consultants	97,500	97,500
Accrued expenses	58,465	18,161
Total	$331,465	$291,161

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 6 – ACCRUED EXPENSES (CONTINUED)

On May 15, 2014, the Company entered into four employment agreements with Mr. Eleftherios Papageorgiou as CEO, Mr. Nikolaos Stratigakis as Vice President, Mr. Theodoros P. Theocharis as Consultant and Mr. Eleftherios A. Kontos as Consultant until December 31, 2015:

•	The Company agreed to pay Mr. Eleftherios Papageorgiou as CEO a base salary of $5,000 per month, plus a one-time issuance of 162,500 shares of common stock.
•	The Company agreed to pay Mr. Nikolaos Stratigakis as Vice President a base salary of $4,000 per month, plus a one-time issuance of 62,500 shares of common stock.
•	The Company agrees to pay Mr. Theodoros P. Theocharis as Consultant a base salary of $3,500 per month, plus a one-time issuance of 62,500 shares of common stock.
•	The Company agreed to pay Mr. Eleftherios A. Kontos as Consultant a base salary of $1,500 per month, plus a one-time issuance of 62,500 shares of common stock.

Applicable bonuses are awarded by the Board of Directors from time to time based on performance, which may either be paid in stock or cash at the discretion of the Board.

All shares were vested immediately, and the company recognized $135,000 of stock – based compensation to employees under salaries expense and $75,000 of stock – based compensation to consultants under consulting and professional expense during the period from May 15, 2014 (inception) to December 31, 2017. In addition, the Company has reserved 250,000 shares for future issuance to the officers and consultants as of December 31, 2017 and 2016.

As of December 31, 2015, the total accrued salaries to Mr. Eleftherios Papageorgiou and Mr. Nikolaos Stratigakis were $175,500 and the total accrued consulting fee to Mr. Theodoros P. Theocharis and Mr. Eleftherios A. Kontos were $97,500. For the year ended December 31, 2016 and the year ended December 31, 2017 there were no additional accrued salaries for Mr. Eleftherios Papageorgiou and Mr. Nikolaos Stratigakis and there were no accrued consulting fees to Mr. Theodoros P. Theocharis and Mr. Eleftherios A. Kontos.

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 7 – STOCK PAYABLE

As of May 15, 2014, along with the employment agreements (see Note 6 – Accrued Expenses) shares for service were to be issued to the following individuals at $0.60:

Mr. Eleftherios Papageorgiou accrued 162,500 shares of common stock salary valued at $97.500

Mr. Nikolaos Stratigakis accrued 62,500 shares of common stock salary value at $37,500

Mr. Theodoros P. Theocharis accrued 62,500 shares of common stock salary value at $37,500

Mr. Eleftherios A. Kontos accrued 62,500 shares of common stock salary value at $37,500

As of December 31, 2017, the total Stock Payable is valued at $210,000 where the price over this period and recently is basically $0.60 and steady with only a few fluctuations that would have resulted in a loss as of March 31, 2015 and then a gain back as of June 30, 2015, cancelling each other out and the same result for the year ended December 31, 2015 as a result no adjustment was made. Stock payable remains at current price and mostly historical price of $0.60 and is accurately reflected as a liability at this price until paid. The company has not made any plan to issue these shares as of December 31, 2017.

NOTE 8 – COMMON STOCK

Issuance of Common Stock

The Company has 490,000,000, $0.0001 par value shares of common stock authorized.

The Company issued 27,800,000 to its founders valued at $2780 ($0.0001 per share).

On January 9, 2015, the Company issued 4,166 shares of common stock to Agamemnon Papadimitriou for cash proceeds of $1,250.00 at $0.30 per share.

On January 9, 2015, the Company issued 50,000 shares of common stock to Todd Feinstein for cash proceeds of $5 at $0.0001 per share.

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 8 – COMMON STOCK (CONTINUED)

On January 9, 2015, the Company issued 50,000 shares of common stock to Jon Dunsmoor for cash proceeds of $5 at $0.0001 per share.

On March 30, 2015, the Company issued 9,420 shares of common stock to Ioannis Rousas for cash proceeds of $5,652 at $0.60 per share.

On March 30, 2015, the Company issued 20,000 shares of common stock to Konstantinos Kokovidis for cash proceeds of $12,000 at $0.60 per share.

On June 18, 2015, the Company issued 10,000 shares of common stock to Panagiota Pipili for cash proceeds of $6,000 at $0.60 per share.

On June 18, 2015, the Company issued 10,000 shares of common stock to Dimitris Pipilis for cash proceeds of $6,000 at $0.60 per share.

On June 18, 2015, the Company issued 2,000 shares of common stock to Chrysostomos Chatzistavrou for cash proceeds of $1,200 at $0.60 per share.

On July 18, 2015, the Company issued 25,000 shares of common stock to Thomas Ressiniotis for cash proceeds of $15,000 at $0.60 per share.

On February 24, 2016, the Company issued 21,000 shares of common stock to Konstantinos Flegkas for cash proceeds of $12,600 at $0.60 per share.

There were 29,271,472 shares of common stock issued and outstanding as of December 31, 2017.

Common Stock Reserved for Issuance

At December 31, 2016, the Company has reserved 250,000 shares for issuance to the officers and consultants as per employment agreements (See Note 6).

ENTRANET, INC

Notes to the Financial Statements

December 31, 2017

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 10 – INCOME TAXES

Due to the Company’s net loss position, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

The components of net deferred tax assets are as follows:

	December 31,	December 31,
	2017	2016

Net operating loss carry-forward	84,250	160,820
Less: valuation allowance	(84,250)	(160,820)
Net deferred tax asset	—	$—

The Company had federal net operating loss carry forwards for tax purposes of approximately $473,000 at December 31, 2017, which may be available to offset future taxable income and which, if not used, begin to expire in 2034. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 11 – SUBSEQUENT EVENT

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2017 through January 31, 2018, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.